EXHIBIT 4.4

Execution Version

OE FUNDING LLC

as Bond Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Bond Trustee and Securities Intermediary

BOND INDENTURE

Dated as of June 20, 2013

$169,504,000

OE FUNDING LLC BONDS

TABLE OF CONTENTS

ARTICLE I

Definitions and Incorporation by Reference

i

SIGNATURE PAGE

SCHEDULE A	—	Expected Amortization Schedule
EXHIBIT A-1	—	Form of Sale Agreement
EXHIBIT A-2	—	Form of Servicing Agreement
EXHIBIT B	—	Form of Bond
EXHIBIT C	—	Servicing Criteria to be Addressed by Bond Trustee in Assessment of Compliance

TRUST INDENTURE ACT CROSS REFERENCE TABLE

TIA SECTION		INDENTURE SECTION
310	(a)(1)	6.11
	(a)(2)	6.11
	(a)(3)	6.10(b)(i)
	(a)(4)	N/A
	(a)(5)	6.11
	(b)	6.11
311	(a)	6.12
	(b)	6.12
312	(a)	7.01 and 7.02
	(b)	7.02(b)
	(c)	7.02(c)
313	(a)	7.04
	(b)(1)	7.04
	(b)(2)	7.04
	(c)	7.04
	(d)	7.04
314	(a)	3.09, 4.01, and 7.03(a)
	(b)	3.06 and 4.01
	(c)(1)	2.10, 4.01, 8.04(b) and 11.01(a)
	(c)(2)	2.10, 4.01, 8.04(b) and 11.01(a)
	(c)(3)	2.10, 4.01 and 11.01(a)
	(d)	2.10, 8.04(b) and 11.01(b)
	(e)	11.01(a)
	(f)	11.01(a)
315	(a)	6.01(b)(i) and (ii)
	(b)	6.05
	(c)	6.01 (a)
	(d)	6.01(c)(i)-(iii)
	(e)	5.13
316	(a) (last sentence)	1.01 (definition of “Outstanding”)
	(a)(1)(A)	5.11

v

TIA SECTION		INDENTURE SECTION
	(a)(1)(B)	5.12
	(a)(2)	N/A
	(b)	5.07
	(c)	1.01 (definition of “Record Date”)
317	(a)(1)	5.03(a), (b) and (c)
	(a)(2)	5.03(d)(i)
	(b)	3.03
318	(a)	11.06
	(b)	11.06
	(c)	11.06

** “N/A” shall mean “not applicable.”

THIS CROSS REFERENCE TABLE SHALL NOT, FOR ANY PURPOSE, BE DEEMED TO BE

PART OF THIS INDENTURE.

BOND INDENTURE dated effective as of June 20, 2013, between OE Funding LLC, a Delaware limited liability company (the “Bond Issuer”), and U.S. Bank National Association, a national banking association, in its capacity as bond trustee (the “Bond Trustee”) and in its capacity as a securities intermediary (the “Securities Intermediary”).

RECITALS

The Bond Issuer has duly authorized the execution and delivery of this Bond Indenture to provide for the issuance of its Bonds with an aggregate principal amount of $169,504,000 and the Bond Issuer and the Bond Trustee are executing and delivering this Bond Indenture in order to provide for the issuance of the Bonds.

GRANTING CLAUSE

The Bond Issuer hereby Grants to the Bond Trustee at the Issuance Date, as Bond Trustee for the benefit of the Holders of the Bonds and the Bond Trustee, all of the Bond Issuer’s right, title and interest in and to (a) the Phase-In-Recovery Property (created by Sections 4928.232, 4928.234 and 4928.2312 of the Statute and paragraph VI.A(6) of the Financing Order) transferred by the Seller to the Bond Issuer pursuant to the Sale Agreement and all proceeds thereof, (b) the Statutory Lien, (c) the Sale Agreement, (d) the Servicing Agreement, (e) the Administration Agreement, (f) the Collection Account (including all subaccounts thereof) and all amounts or investment property on deposit therein or credited thereto from time to time, (g) all other property of whatever kind owned from time to time by the Bond Issuer, including accounts, general intangibles, equipment, deposit accounts, securities accounts and inventory, (h) the security interest with respect to the Phase-In-Recovery Property granted by the Seller to the Bond Issuer in the Sale Agreement, (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, securities accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing and (j) all proceeds of the foregoing (collectively, the “Collateral”; it being understood that the following do not constitute Collateral: (i) amounts required to be released pursuant to or contemplated by the terms hereof and (ii) proceeds from the sale of the Bonds required to pay the purchase price of the Phase-In-Recovery Property paid pursuant to the Sale Agreement and the costs of issuance with respect to the Bonds or an allocable portion of the Certificates as set forth on the flow of funds memorandum delivered on the Issuance Date (together with any interest earnings thereon), it being understood that such amounts described in clauses (i) and (ii) above shall not be subject to Section 3.19.

The foregoing Grants are made to the Bond Trustee in trust to secure the payment of principal of, interest on, and all other amounts (which shall include all amounts payable to the Bond Trustee under this Bond Indenture, the Certificate Indenture, the Fee and Indemnity Agreement and the other Basic Documents) owing in respect of, the Bonds, including all amounts payable to the Bond Trustee, the Certificate Trustee and the Delaware Trustee under this Bond Indenture, the Certificate Indenture, the Fee and Indemnity Agreement and the other Basic Documents, equally and ratably without prejudice, priority or distinction, except as expressly provided in this Bond Indenture, and to secure compliance with the provisions of this Bond Indenture with respect to the Bonds, all as provided in this Bond Indenture (collectively, the “Secured Obligations”). This Bond Indenture constitutes a security agreement within the meaning of the UCC or the Statute to the extent that, under Ohio law, the provisions of the UCC or the Statute are applicable hereto.

The Bond Trustee, as trustee on behalf of the Holders of the Bonds and as agent for itself, acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties specifically required herein.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED between the parties hereto that all Bonds are to be issued, countersigned and delivered and that all of the Collateral is to be held and applied, subject to the further covenants, conditions, releases, uses and trusts hereinafter set forth, and the Bond Issuer, for itself and any successor, does hereby covenant and agree to and with the Bond Trustee and its successors in said trust, for the benefit of the Holders and the Bond Trustee, as follows:

ARTICLE I

Definitions and Incorporation by Reference

Section 1.01 Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Bond Indenture.

“Act” has the meaning specified in Section 11.03(a).

“Administration Agreement” means the Administration Agreement dated as of June 20, 2013, between Ohio Edison Company, as Administrator, and the Bond Issuer, as the same may be amended and supplemented from time to time.

“Administration Fee” means the fee payable to the Administrator pursuant to the Administration Agreement.

“Administrative Trustee” means The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company, collectively (in each case, in its capacity as a servicer).

“Administrator” means Ohio Edison Company, an Ohio corporation, or any successor Administrator under the Administration Agreement.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authorized Officer” means, with respect to the Bond Issuer, any officer of the Bond Issuer who is authorized to act for the Bond Issuer in matters relating to the Bond Issuer and who is identified on the list of Authorized Officers delivered by the Bond Issuer to the Bond Trustee on the Issuance Date (as such list may be modified or supplemented by the Bond Issuer from time to time thereafter).

“Basic Documents” means, collectively, this Bond Indenture, the Certificate Indenture, the Declaration of Trust, the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Bond Purchase Agreement, the Fee and Indemnity Agreement, the Cross-Indemnity Agreement and the Underwriting Agreement.

“Bondholder” or “Holder” means the Person in whose name a Bond is registered on the Bond Register.

“Bond Indenture” or “this Bond Indenture” means this instrument as originally executed and, as from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended, or both, and shall include the forms and terms of the Bonds established hereunder.

“Bond Interest Rate” means, with respect to any Tranche of Bonds, the Bond Interest Rate therefor, as specified in Section 2.01(b).

“Bond Issuer” means the party named as such in this Bond Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Bonds.

“Bond Purchase Agreement” has the meaning set forth in the Certificate Indenture.

“Bond Register” and “Bond Registrar” have the respective meanings specified in Section 2.05.

“Bonds” has the meaning specified in Section 2.01(a).

“Bond Trustee” means U.S. Bank National Association, as Bond Trustee under this Bond Indenture, or any successor Bond Trustee under this Bond Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Chicago, Illinois, St. Paul, Minnesota, Akron, Ohio or Wilmington, Delaware are authorized or obligated by law, regulation or executive order to remain closed.

“Cap” has the meaning specified in Section 8.02(e).

“Capital Subaccount” has the meaning set forth in Section 8.02(a).

“Certificate Indenture” means the Certificate Indenture dated as of June 20, 2013, between the Certificate Issuer and the Certificate Trustee, as the same may be further amended and supplemented from time to time.

“Certificate Issuer” has the meaning set forth in the Certificate Indenture.

“Certificate Trustee” means the Person acting as certificate trustee under the Certificate Indenture.

“Certificates” has the meaning set forth in the Certificate Indenture.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” has the meaning specified in the Granting Clause of this Bond Indenture.

“Collection Account” has the meaning specified in Section 8.02(a).

“Corporate Trust Office” means the office of the Bond Trustee at which at any particular time this Bond Indenture shall be administered, which office at the date of the execution of this Bond Indenture is located at 190 South LaSalle Street, 7th Floor, Mail Code MK-IL-SL 7R, Chicago, IL 60603, Attention: FirstEnergy Ohio PIRB Special Purpose Trust 2013, or at such other address as the Bond Trustee may designate from time to time by notice to the Bondholders and the Bond Issuer, or the principal corporate trust office of any successor Bond Trustee (the address of which the successor Bond Trustee will notify the Bondholders and the Bond Issuer).

“Covenant Defeasance Option” has the meaning specified in Section 4.01(b).

“Cross-Indemnity Agreement” means the Cross-Indemnity Agreement dated as of June 20, 2013 between the Bond Issuer and CEI Funding LLC and TE Funding LLC, as the same may be amended and supplemented from time to time.

“Declaration of Trust” has the meaning set forth in the Certificate Indenture.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Delaware Trustee” means the Person acting as Delaware trustee under the Declaration of Trust.

“Delaware UCC” means the Delaware Uniform Commercial Code.

“DTC Agreement” has the meaning set forth in the Certificate Indenture.

“Eligible Account” means a segregated trust account with an Eligible Institution.

“Eligible Institution” means (a) the corporate trust department of the Bond Trustee so long as any securities of the Bond Trustee have either a short-term credit rating from Moody’s of at least “P-1” or a long-term unsecured debt rating from Moody’s of at least “A2” and have a credit rating from each other rating agency in one of its generic categories which signifies investment grade, or (b) a depository institution organized under the laws of the United States of America, any State or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term issuer rating of “AA-” or higher by Standard & Poor’s and “A2” or higher by Moody’s, and, if rated by Fitch, the equivalent of the lower of those two ratings by Fitch, or (B) a short-term issuer rating of “A-1+” or higher by Standard & Poor’s and “P-1” or higher by Moody’s, and, if Fitch provides a rating thereon, “F1+” by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to Standard & Poor’s and Moody’s and (ii) whose deposits are insured by the FDIC. If so qualified under clause (b) above, the Bond Trustee may be considered an Eligible Institution for the purposes of clause (a) of the definition of Eligible Account.

“Eligible Investments” mean instruments and investment property denominated in United States currency which mature on or before the business day preceding the next payment date and meet the criteria described below:

(a) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit and bankers’ acceptances of Eligible Institutions (including the Bond Trustee in its commercial capacity);

(c) commercial paper (other than commercial paper of The Cleveland Electric Illuminating Company, Ohio Edison Company or The Toledo Edison Company and their respective affiliates) having, at the time of the investment or contractual commitment, a rating of not less than “A-1” from Standard & Poor’s, not less than “P-1” by Moody’s and not less than “F1” by Fitch (including commercial paper issued by the Bond Trustee);

(d) money market funds which have the highest rating from each of the Rating Agencies from which a rating is available (including funds for which the Bond Trustee or any of its Affiliates is an investment manager or advisor);

(e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with Eligible Institutions;

(f) repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or a registered broker-dealer, acting as principal and that meets certain ratings criteria set forth below:

(i) a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by Standard & Poor’s and, if Fitch provides a rating thereon, “F-1+” by Fitch, and the long-term debt obligations of which are rated at least “Aa3” by Moody’s, in each case at the time of entering into this repurchase obligation, or

(ii) an unrated broker/dealer acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by Standard & Poor’s and, if Fitch provides a rating thereon, “F-1+” by Fitch, and the long-term debt obligations of which are rated at least “Aa3” by Moody’s, in each case at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; and

(g) any other investment permitted by each of the Rating Agencies.

“Event of Default” has the meaning specified in Section 5.01.

“Excess Funds Subaccount” has the meaning specified in Section 8.02(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expected Amortization Schedule” means, with respect to each Tranche of Bonds, the schedule attached as Schedule A hereto.

“FDIC” means the Federal Deposit Insurance Corporation or any successor.

“Fee and Indemnity Agreement” means the fee and indemnity agreement dated as of June 20, 2013, among the Bond Issuer, CEI Funding LLC, TE Funding LLC, the Delaware Trustee, the Certificate Trustee and the Certificate Issuer.

“Final Maturity Date” means, with respect to any Tranche of Bonds, the Final Maturity Date therefor, as specified in Section 2.01(b).

“financial asset” has the meaning given such term in Section 8-102(a)(9) of the UCC.

“Financing Costs” has the meaning specified in Section 4928.23(E) of the Statute and the Financing Order.

“Fitch” means Fitch Ratings, or its successor.

“General Subaccount” has the meaning set forth in Section 8.02(a).

“Grant” means mortgage, pledge, collaterally assign and grant a Lien upon and a security interest pursuant to this Bond Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Bond Issuer, any other obligor upon the Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Bond Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Bond Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions (other than service as an Independent director of CEI Funding LLC or TE Funding LLC).

“Independent Certificate” means a certificate or opinion to be delivered to the Bond Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Bond Trustee, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Bond Indenture and that the signer is Independent within the meaning thereof.

“investment property” has the meaning given such term in the UCC.

“Issuance Date” has the meaning set forth in Section 2.01(c)(i).

“Issuer Order” and “Issuer Request” means a written order or request signed in the name of the Bond Issuer by any one of its Authorized Officers and delivered to the Bond Trustee.

“Legal Defeasance Option” has the meaning specified in Section 4.01(b).

“Lien” means a security interest, Lien, mortgage, charge, pledge, claim, or encumbrance of any kind.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of OE Funding LLC, dated as of June 20, 2013, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Member” means Ohio Edison Company.

“Minimum Denomination” means $100,000 or in integral multiples of $1,000 in excess thereof.

“Moody’s” means Moody’s Investors Service Inc. or its successor.

“Officer’s Certificate” means a certificate signed by any Authorized Officer of the Bond Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01, and delivered to the Bond Trustee.

“Ohio UCC” means the Ohio Uniform Commercial Code.

“Operating Expenses” means all fees, costs and expenses of, and indemnities owed by, the Bond Issuer, including all amounts owed by the Bond Issuer to the Bond Trustee, the Certificate Issuer, the Certificate Trustee, the Delaware Trustee, CEI Funding LLC, TE Funding LLC and the Rating Agencies, the Servicing Fee, the Administration Fee, any fees, costs and expenses payable or reimbursable by the Bond Issuer to the Administrator, Seller or Servicer and legal and accounting fees, taxes, costs and expenses of the Bond Issuer and the Certificate Issuer that are allocable to the Bond Issuer.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in this Bond Indenture, be an employee of or counsel to the Bond Issuer and who shall be reasonably satisfactory to the Bond Trustee, and which opinion or opinions shall be addressed to the Bond Trustee, as trustee, shall comply with any applicable requirements of Section 11.01, and shall be in form and substance reasonably satisfactory to the Bond Trustee.

“Outstanding” means, as of the date of determination, all Bonds theretofore authenticated and delivered under this Bond Indenture except:

(b) Bonds theretofore cancelled by the Bond Registrar or delivered to the Bond Registrar for cancellation;

(c) Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Bond Trustee or any Paying Agent in trust for the Holders of such Bonds; and

(d) Bonds in exchange for or in lieu of other Bonds which have been authenticated and delivered pursuant to this Bond Indenture unless proof satisfactory to the Bond Trustee is presented that any such Bonds are held by a bona fide purchaser; provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Bonds or any Tranche thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Bonds owned by the Bond Issuer, any other obligor upon the Bonds, the Seller or any Affiliate of any of the foregoing Persons (other than the Certificate Issuer, the Delaware Trustee or the Certificate Trustee) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Bond Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that the Bond Trustee actually knows to be so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Bond Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Bond Issuer, any other obligor upon the Bonds, the Seller or any Affiliate of any of the foregoing Persons (other than the Certificate Issuer, the Delaware Trustee or the Certificate Trustee).

“Outstanding Amount” means the aggregate principal amount of all Bonds or, if the context requires, all Bonds of a Tranche, Outstanding at the date of determination.

“Paying Agent” means the Bond Trustee or any other Person that meets the eligibility standards for the Bond Trustee specified in Section 6.11 and is authorized by the Bond Issuer to make payment of principal of or interest on the Bonds on behalf of the Bond Issuer.

“Payment Date” has the meaning specified in Section 2.01(c)(ii).

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Bond” means, with respect to any particular Bond, every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purpose of this definition, any Bond authenticated and delivered under Section 2.06 in lieu of a mutilated, lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Bond.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Principal Balance” means, as of any Payment Date on any Tranche of Bonds, the projected outstanding principal amount of such Tranche of Bonds for such Payment Date set forth in the Expected Amortization Schedule.

“PUCO” means the Public Utilities Commission of Ohio and any successor thereto.

“Rating Agency” means, collectively, Moody’s, Standard & Poor’s and Fitch. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Bond Issuer, notice of which designation shall be given to the Bond Trustee, the Certificate Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, not less than ten Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of Standard & Poor’s and Moody’s to the Servicer, the Bond Trustee and the Bond Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of Bonds and that prior to the taking of the proposed action no other Rating Agency shall have provided written notice to the Bond Issuer that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any Tranche of Bonds; provided, that if within such ten Business Day period, any Rating Agency (other than Standard & Poor’s) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (i) the Bond Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request, and if it has, promptly request the related Rating Agency Condition confirmation and (ii) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five Business Days following such second request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Record Date” means, with respect to a Payment Date, the close of business on the last day of the calendar month preceding the calendar month in which such Payment Date occurs.

“Registered Holder” means the Person in whose name a Bond is registered on the Bond Register on the applicable Record Date.

“Required Capital Level” means, as of any Payment Date, 0.50% of the initial principal amount of the Bonds.

“Responsible Officer” means, with respect to the Bond Trustee, any officer assigned to the Corporate Trust Office, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or any other officer of the Bond Trustee customarily performing functions similar to those performed by any of the above designated officers, in each case having direct responsibility for the administration of this Bond Indenture.

“Sale Agreement” means the Phase-In-Recovery Property Purchase and Sale Agreement dated as of June 20, 2013, between the Bond Issuer and the Seller, in the form of Exhibit A-1, as amended and supplemented from time to time.

“Scheduled Final Payment Date” means, with respect to any Tranche of Bonds, the Scheduled Final Payment Date therefor, as specified in Section 2.01(b).

“Secured Obligations” has the meaning specified in the Granting Clause of this Bond Indenture.

“Securities Account” means the Collection Account (to the extent it constitutes a “securities account”) as defined in Section 8-501 of the UCC).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” means U.S. Bank National Association, a national banking association, solely in its capacity as a “securities intermediary” as defined in Section 8-102(a)(14) of the UCC, or any successor securities intermediary.

“Security Entitlement” means “security entitlement” as defined in Section 8-102(a)(17) of the UCC, with respect to financial assets now or hereafter credited to the Securities Account.

“Seller” means Ohio Edison Company.

“Semiannual Interest” has the meaning specified in Section 2.01(c)(iv).

“Semiannual Principal” means, with respect to any Payment Date on any Tranche of Bonds, the excess, if any, of the Outstanding Amount of such Tranche of Bonds over the outstanding principal balance of such Tranche of Bonds specified for such Payment Date in the Expected Amortization Schedule.

“Servicing Agreement” means the Phase-In-Recovery Property Servicing Agreement dated as of June 20, 2013, between the Bond Issuer and the Servicer, in the form of Exhibit A-2, as amended and supplemented from time to time.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor.

“State” means any one of the 50 states of the United States of America or the District of Columbia.

“State Pledge” has the meaning specified in Section 2.13.

“Statute” means Ohio Revised Code, Sections 4928.23 through 4928.2318.

“Statutory Lien” means the Lien on the Phase-In-Recovery Property created by Section 4928.2312 of the Statute and the Financing Order.

“Successor Servicer” has the meaning specified in Section 3.07(d).

“Tranche” means any one of the tranches of Bonds.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“Underwriting Agreement” means the Underwriting Agreement dated as of June 12, 2013, among the Certificate Issuer, Seller, the Bond Issuer, The Cleveland Electric Illuminating Company, The Toledo Edison Company, CEI Funding LLC, TE Funding LLC and the underwriters named therein.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged.

“17g-5 Website” has the meaning specified in Section 11.22.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth in the Servicing Agreement as in effect on the Issuance Date for all purposes of this Bond Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms:

Term	Section of Servicing Agreement
Adjustment Letter	Section 1.01
Estimated Phase-In-Recovery Charge Payments	Section 1.01
Financing Order	Section 1.01
Issuance Advice Letter	Section 1.01
Principal Balance	Section 1.01
Phase-In-Recovery Charge	Section 1.01
Phase-In-Recovery Charge Collections	Section 1.01
Phase-In-Recovery Property	Section 1.01
Regulation AB	Section 1.01
Seller	Section 1.01
Semiannual Servicer Certificate	Section 1.01
Servicer	Section 1.01
Servicer Default	Section 1.01
Servicing Fee	Section 1.01
Sponsor	Section 1.01
True-Up Adjustments	Section 1.01

Section 1.02 Incorporation by Reference of Trust Indenture Act.

Whenever this Bond Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Bond Indenture. The following Trust Indenture Act terms used in this Bond Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Bonds.

“indenture security holder” means a Bondholder.

“indenture to be qualified” means this Bond Indenture.

“indenture trustee” or “institutional trustee” means the Bond Trustee.

“obligor” on the indenture securities means the Bond Issuer and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Bond Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Bond Indenture as a whole and not to any particular Article, Section or other subdivision;

(g) all references in this Bond Indenture to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Bond Indenture; and

(h) except as otherwise specified herein, UCC terms shall have the meanings given to such terms in the UCC.

ARTICLE II

The Bonds

Section 2.01 Terms of the Bonds.

(a) Authorization; Designation. The issuance of the Bonds in an aggregate initial principal amount of $169,504,000 is hereby authorized and the Bonds shall be designated as the OE Funding LLC Bonds (the “Bonds”), and further denominated as Tranches A-1 through A-3.

(b) Initial Principal Amount: Bond Interest Rate: Scheduled Final Payment Date: Final Maturity Date. The Bonds of each Tranche shall have the aggregate initial principal amount, bear interest at the rates per annum and shall have Scheduled Final Payment Dates and Final Maturity Dates as set forth below:

Tranche	Initial Principal Amount	Bond Interest Rate	Scheduled Final Payment Date	Final Maturity Date
A-1	$ 35,690,000	0.679%	1/15/2017	1/15/2019
A-2	$ 10,202,000	1.726%	1/15/2020	1/15/2022
A-3	$123,612,000	3.450%	1/15/2034	1/15/2036

The Bond Interest Rate shall be computed on the basis of a 360-day year of twelve 30-day months.

The Bonds shall be issuable in not less than Minimum Denominations.

(c) Authentication Date; Payment Dates: Expected Amortization Schedule for Principal; Semiannual Interest.

(i) Authentication Date. The Bonds that are authenticated and delivered by the Bond Trustee to or upon the order of the Bond Issuer on June 20, 2013 (the “Issuance Date”) shall have as their date of authentication June 20, 2013.

(ii) Payment Dates. The Payment Dates for the Bonds shall be January 15 and July 15 of each year or, if any such date is not a Business Day, the next succeeding Business Day, commencing on January 15, 2014 and continuing until the earlier of repayment of the Bonds in full or the Final Maturity Date for Tranche A-3 of the Bonds.

(iii) Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing and the unpaid principal amount of all Bonds and accrued interest thereon has been declared to be due and payable, on each Payment Date, the Bond Trustee shall pay to the Bondholders of record as of the related Record Date amounts payable pursuant to Section 8.02(e) as principal, in the following order and priority: (1) to the holders of the Tranche A-1 Bonds, until the Outstanding Amount of such Tranche of Bonds thereof has been reduced to zero; (2) to the holders of the Tranche A-2 Bonds, until the Outstanding Amount of such Tranche of Bonds thereof has been reduced to zero; and (3) to the holders of the Tranche A-3 Bonds until the Outstanding Amount of such Tranche of Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 2.01(c)(iii) on any Tranche on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Tranche of Bonds to the amount specified in the Expected Amortization Schedule. Partial payments of any scheduled amortization payment shall be allocated within any Tranche of Bonds pro rata.

(iv) Semiannual Interest. Semiannual Interest will be payable on each Tranche of Bonds on each Payment Date in an amount equal to one-half of the product of (A) the applicable Bond Interest Rate and (B) the Outstanding Amount of the related Tranche of Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Holders of the related Tranche of Bonds on such preceding Payment Date; provided, however that with respect to the initial Payment Date or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Issuance Date to, but excluding, that Payment Date.

Section 2.02 Form.

The Bonds and the Bond Trustee’s certificate of authentication shall be in substantially the forms set forth in Exhibit B, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Bond Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Bonds, as evidenced by their execution of such Bonds. Any portion of the text of any Bond may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Bond.

The Bonds shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Bonds, as evidenced by their execution of such Bonds.

The terms of the Bonds set forth in Exhibit B are part of the terms of this Bond Indenture.

Section 2.03 Execution, Authentication and Delivery.

The Bonds shall be executed on behalf of the Bond Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Bonds may be manual or facsimile.

Bonds bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Bond Issuer shall bind the Bond Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

At any time and from time to time after the execution and delivery of this Bond Indenture, the Bond Issuer may deliver Bonds executed by the Bond Issuer to the Bond Trustee pursuant to an Issuer Order for authentication; and the Bond Trustee shall authenticate and deliver such Bonds as provided in this Bond Indenture and not otherwise.

No Bond shall be entitled to any benefit under this Bond Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Bond Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

Section 2.04 Temporary Bonds.

Pending the preparation of definitive Bonds, the Bond Issuer may execute, and upon receipt of an Issuer Order the Bond Trustee shall authenticate and deliver, temporary Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the definitive Bonds in lieu of which they are issued and with such variations not inconsistent with the terms of this Bond Indenture as the officers executing such Bonds may determine, as evidenced by their execution of such Bonds.

If temporary Bonds are issued, the Bond Issuer will cause definitive Bonds to be prepared without unreasonable delay. After the preparation of definitive Bonds, the temporary Bonds shall be exchangeable for definitive Bonds upon surrender of the temporary Bonds at the office or agency of the Bond Issuer to be maintained as provided in Section 3.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds, the Bond Issuer shall execute and the Bond Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Bonds of Minimum Denominations. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefits under this Bond Indenture as definitive Bonds.

Section 2.05 Registration; Registration of Transfer and Exchange.

The Bond Issuer shall cause to be kept a register (the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Bond Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Bond Trustee shall be “Bond Registrar” for the purpose of registering Bonds and transfers of Bonds as herein provided. Upon any resignation of any Bond Registrar, the Bond Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Bond Registrar.

If a Person other than the Bond Trustee is appointed by the Bond Issuer as Bond Registrar, the Bond Issuer will give the Bond Trustee prompt written notice of the appointment of such Bond Registrar and of the location, and any change in the location, of the Bond Register, and the Bond Trustee shall have the right to inspect the Bond Register at all reasonable times and to obtain copies thereof, and the Bond Trustee shall have the right to rely upon a certificate executed on behalf of the Bond Registrar by a Responsible Officer thereof as to the names and addresses of the Holders of the Bonds and the principal amounts and number of such Bonds.

Upon surrender for registration of transfer of any Bond at the office or agency of the Bond Issuer to be maintained as provided in Section 3.02, the Bond Issuer shall execute, and the Bond Trustee shall authenticate and the Bondholder shall obtain from the Bond Trustee, in the name of the designated transferee or transferees, one or more new Bonds in any Minimum Denominations, of a like Tranche and aggregate principal amount.

At the option of the Holder, Bonds may be exchanged for other Bonds in any Minimum Denominations, of a like Tranche and aggregate principal amount, upon surrender of the Bonds to be exchanged at such office or agency. Whenever any Bonds are so surrendered for exchange, the Bond Issuer shall execute, and the Bond Trustee shall authenticate and the Bondholder shall obtain from the Bond Trustee, the Bonds which the Bondholder making the exchange is entitled to receive.

All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Bond Issuer, evidencing the same debt, and entitled to the same benefits under this Bond Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by (a) a written instrument of transfer in form satisfactory to the Bond Trustee duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Bond Trustee, and (b) such other documents as the Bond Trustee may require.

No service charge shall be made to a Holder for any registration of transfer or exchange of Bonds, but the Bond Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 2.04 not involving any transfer.

The preceding provisions of this Section notwithstanding, the Bond Issuer shall not be required to make and the Bond Registrar need not register transfers or exchanges of any Bond for a period of 15 days preceding the date for any payment with respect to the Bond.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Bonds.

If (i) any mutilated Bond is surrendered to the Bond Trustee, or the Bond Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (ii) there is delivered to the Bond Trustee such security or indemnity as may be required by it to hold the Bond Issuer and the Bond Trustee harmless, then, in the absence of notice to the Bond Issuer, the Bond Registrar or the Bond Trustee that such Bond has been acquired by a protected purchaser, the Bond Issuer shall execute and, upon its request, the Bond Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a replacement Bond of like Tranche, tenor and principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such destroyed, lost or stolen Bond, but not a mutilated Bond, shall have become or within seven days shall be due and payable, instead of issuing a replacement Bond, the Bond Issuer may pay such destroyed, lost or stolen Bond when so due or payable, without surrender thereof. If, after the delivery of such replacement Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a protected purchaser of the original Bond in lieu of which such replacement Bond was issued presents for payment such original Bond, the Bond Issuer and the Bond Trustee shall be entitled to recover such replacement Bond (or such payment) from the Person to whom it was delivered or any Person taking such replacement Bond from such Person to whom such replacement Bond was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Bond Issuer or the Bond Trustee in connection therewith.

Upon the issuance of any replacement Bond under this Section, the Bond Issuer may require the payment by the Holder of such Bond of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Bond Trustee) connected therewith.

Every replacement Bond issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Bond Issuer, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Bond Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

Section 2.07 Persons Deemed Owner.

Prior to due presentment for registration of transfer of any Bond, the Bond Issuer, the Bond Trustee and any agent of the Bond Issuer or the Bond Trustee may treat the Person in whose name any Bond is registered (as of the day of determination) as the owner of such Bond for the purpose of receiving payments of principal of and interest on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Bond Issuer, the Bond Trustee nor any agent of the Bond Issuer or the Bond Trustee shall be affected by notice to the contrary.

Section 2.08 Payment of Principal and Interest; Interest on Overdue Principal; Principal and Interest Rights Preserved.

(a) Any installment of interest or principal payable on any Bond which is punctually paid or duly provided for by the Bond Issuer on the applicable Payment Date shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered on the Record Date for such Payment Date, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Bond Register on such Record Date, except that with respect to Bonds registered on the Record Date in the name of the Certificate Trustee payments will be made by wire transfer in immediately available funds to the account designated by the Certificate Trustee and except for the final installment of principal payable with respect to such Bond on a Payment Date which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03.

(b) The principal of each Bond of each Tranche shall be paid, to the extent funds are available therefor in the Collection Account, in installments on each Payment Date specified in Section 2.01. Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, if the Bond Trustee or the Holders of the Bonds representing not less than a majority of the Outstanding Amount of the Bonds have declared the Bonds to be immediately due and payable in the manner provided in Section 5.02. In such event, all payments of principal on the Bonds shall be made pro rata. The Bond Trustee shall notify the Person in whose name a Bond is registered at the close of business on the Record Date preceding the Payment Date on which the Bond Issuer expects that the final installment of principal of and interest on such Bond will be paid. Such notice shall be sent no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Bond and shall specify the place where such Bond may be presented and surrendered for payment of such installment.

(c) If the Bond Issuer defaults in a payment of interest on the Bonds when due, the Bond Issuer shall be required to pay such defaulted interest (plus interest on such defaulted interest at the applicable Bond Interest Rate to the extent lawful) to the Persons who are Bondholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Bond Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 20 days before any such special record date, the Bond Issuer shall mail to each affected Bondholder a notice that states the special record date, the payment date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

Section 2.09 Cancellation.

All Bonds surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Bond Trustee, be delivered to the Bond Trustee and shall be promptly cancelled by the Bond Trustee. The Bond Issuer may at any time deliver to the Bond Trustee for cancellation any Bonds previously authenticated and delivered hereunder which the Bond Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly cancelled by the Bond Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section, except as expressly permitted by this Bond Indenture. All cancelled Bonds may be held or disposed of by the Bond Trustee in accordance with its standard retention or disposal policy as in effect at the time.

Section 2.10 Authentication and Delivery of Bonds.

On the Issuance Date, the Bonds shall be executed by the Bond Issuer and delivered to the Bond Trustee for authentication and thereupon the same shall be authenticated and delivered by the Bond Trustee upon Issuer Request and upon receipt by the Bond Trustee (or other satisfaction) of the following upon which the Bond Trustee may conclusively rely to the extent permitted to so rely under Article VI hereof:

(a) Bond Issuer Action. An Issuer Order authorizing and directing the authentication and delivery of the Bonds by the Bond Trustee and specifying the principal amount of Bonds to be authenticated.

(b) Authorizations.

(i) An Opinion of Counsel that no authorization, approval or consent of any Ohio, Delaware or federal governmental body or bodies at the time having jurisdiction in the premises is required to be obtained by the Bond Issuer for the valid issuance, authentication and delivery of such Bonds, except for such registrations as are required under the blue sky and securities laws of any State or such authorizations, approvals or consents of governmental bodies that have been obtained.

(ii) An Opinion of Counsel that no authorization, approval or consent of any governmental body or bodies at the time having jurisdiction in the premises is required for the valid execution and delivery by the Bond Issuer of each of the Basic Documents to which the Bond Issuer is a party, except for such authorizations, approvals or consents of governmental bodies that have been obtained.

(c) Authorizing Certificate. A certificate of an Authorized Officer of the Bond Issuer certifying that the Bond Issuer has duly authorized the execution and delivery of this Bond Indenture and the execution, authentication and delivery of the Bonds.

(d) The Collateral. The Bond Issuer shall have made or caused to be made all filings with the Delaware Secretary of State, the Ohio Secretary of State, PUCO and all other filings necessary to perfect the Grant of the Collateral to the Bond Trustee and the Lien of this Bond Indenture.

(e) Certificates of the Bond Issuer and the Seller.

(i) An Officer’s Certificate from the Bond Issuer, dated as of the Issuance Date:

(A) to the effect that the Bond Issuer is not in Default under this Bond Indenture and that the issuance of the Bonds applied for will not result in any Default or in any material breach of any of the terms, conditions or provisions of or constitute a default under any material indenture, mortgage, deed of trust or other agreement or instrument to which the Bond Issuer is a party or by which it or its property is bound or any order of any court or administrative agency entered in any Proceeding to which the Bond Issuer is a party or by which it or its property may be bound or to which it or its property may be subject; and that all conditions precedent provided in this Bond Indenture relating to the authentication and delivery of the Bonds applied for have been complied with;

(B) to the effect that all instruments furnished to the Bond Trustee pursuant to this Bond Indenture conform to the requirements set forth in this Bond Indenture and constitute all of the documents required to be delivered hereunder for the Bond Trustee to authenticate and deliver the Bonds applied for, and all conditions precedent provided for in this Bond Indenture relating to the authentication and delivery of the Bonds have been complied with;

(C) to the effect that the Bond Issuer has not assigned any interest or participation in the Collateral except for the Lien of this Bond Indenture and of the Statute; the Bond Issuer has the power and right to Grant the Collateral to the Bond Trustee as security hereunder; and the Bond Issuer, subject to the terms of this Bond Indenture, has Granted to the Bond Trustee all of its right, title and interest in and to such Collateral free and clear of any Lien, mortgage, pledge, charge, security interest, adverse claim or other encumbrance, except the Lien of this Bond Indenture and of the Statute;

(D) to the effect that the Bond Issuer has appointed a firm of Independent certified public accountants as contemplated in Section 8.06 hereof;

(E) to the effect that attached thereto are duly executed, true and complete copies of the Sale Agreement and the Servicing Agreement; and

(F) stating that all filings with the PUCO pursuant to the Statute, the Financing Order and all UCC financing statements with respect to the Collateral, which are required to be filed to cause the Bond Trustee to have a first priority perfected security interest in the Collateral, have been filed.

(ii) An Officer’s Certificate (as defined in the Sale Agreement) from the Seller, dated as of the Issuance Date, to the effect that (A) the representations and warranties set forth in Article III of the Sale Agreement are true and correct and (B) the attached copies of the Financing Order creating the Phase-In-Recovery Property and Issuance Advice Letter are true and correct.

(f) Opinion of Counsel. An Opinion of Counsel, portions of which may be delivered by counsel for the Bond Issuer, portions of which may be delivered by counsel for the Seller and the Servicer, and portions of which may be delivered by counsel to the Certificate Issuer, dated the Issuance Date, in each case subject to the customary exceptions, qualifications and assumptions contained therein (and upon which the Certificate Trustee shall be entitled to rely), to the collective effect that:

(i) the Bond Indenture has been duly qualified under the Trust Indenture Act;

(ii) the Bond Issuer has the limited liability company power and authority to execute and deliver this Bond Indenture and to issue the Bonds, and this Bond Indenture and the Bonds have been duly authorized and the Bond Issuer is duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization;

(iii) the Bond Indenture has been duly authorized, executed and delivered by the Bond Issuer;

(iv) the Bonds applied for have been duly authorized and executed and, when authenticated in accordance with the provisions of the Bond Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Bond Issuer, entitled to the benefits of the Bond Indenture subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(v) this Bond Indenture, the Sale Agreement, the Servicing Agreement, the Fee and Indemnity Agreement and the Cross-Indemnity Agreement are valid and binding agreements of the Bond Issuer, enforceable in accordance with their respective terms, except as such enforceability against the Bond Issuer may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(vi)(A) the provisions of the Bond Indenture create a valid security interest securing the Secured Obligations in favor of the Bond Trustee in the Collateral, (B) the financing statements to be filed with the Delaware Secretary of State and the Ohio Secretary of State include all of the information required by Section 9-502(a) of the UCC and Section 4928.2312 of the Statute, (C) the financing statements have been presented for filing and all filing fees required in connection therewith have been paid, (D) the security interest granted by the Bond Issuer under this Bond Indenture which can be perfected by the filing of financing statements under the UCC are perfected, (E) the provisions of the Bond Indenture are effective to create in favor of the Bond Trustee a perfected security interest in the Collection Account to the extent constituting a securities account under the UCC, (F) search reports set forth the proper filing offices and proper debtor necessary to identify the persons who under the UCC have on file financing statements covering the Collateral, or a portion thereof, (G) by operation of Section 4928.2312 thereof, the Statute creates, upon the effective date of the Financing Order, a first priority Statutory Lien on the Phase-In-Recovery Property securing the Secured Obligations, and (H) the Statutory Lien is valid, perfected and enforceable against the Bond Issuer and all third parties without any further public notice;

(vii) either (A) the Registration Statement covering the Bonds and the Certificates is effective under the Securities Act and, to the best of such counsel’s knowledge and information, no stop order suspending the effectiveness of such Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission or (B) the Bonds and the Certificates are exempt from the registration requirements under the Securities Act;

(viii) the Bond Issuer is not an “investment company” or under the “control” of an “investment company” as such terms are defined under the Investment Company Act of 1940, as amended;

(ix) the Sale Agreement is a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(x) the Servicing Agreement is a valid and binding agreement of the Servicer enforceable against the Servicer in accordance with its terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(xi) upon the delivery of the fully executed Sale Agreement to the Bond Issuer and the payment of the purchase price of the Phase-In-Recovery Property by the Bond Issuer to the Seller pursuant to the Sale Agreement, then (A) the transfer of the Phase-In-Recovery Property by the Seller to the Bond Issuer pursuant to the Sale Agreement conveys all of the Seller’s right, title and interest in the Phase-In-Recovery Property to the Bond Issuer and such transfer will be treated under the laws of the State of Ohio as an absolute transfer and true sale of all of the Seller’s right, title, and interest in the Phase-In-Recovery Property, other than for federal and state income and franchise tax purposes, and (B) such transfer and true sale of the Phase-In-Recovery Property is effective and perfected against all third parties pursuant to Section 4928.2313 of the Statute;

(xii)(A) the Financing Order has been duly issued and authorized by the PUCO and the Financing Order, giving effect to the Issuance Advice Letter, is effective; (B) in reliance on the opinion of Calfee, Halter & Griswold LLP that the Bonds are “bonds” under Section 4928.23(C) of the Statute, as of the issuance of the Bonds, the Bonds are entitled to the protections provided in Sections 4928.235 and 4928.2315 of the Statute and the Financing Order, and that the Certificate Trustee, in its own name and as trustee of an express trust, as Holder of the Bonds shall be, to the extent permitted by state and federal law, entitled to enforce the protections of such Sections of the Statute; (C) the Financing Order is no longer subject to appeal by any person in the state courts of the State of Ohio; and (D) the Servicer is authorized to file True-Up Adjustments to the Phase-In-Recovery Charge to the extent necessary to ensure the timely recovery of revenues sufficient to provide for the payment of all principal and interest on the Bonds and all other approved Financing Costs;

(xiii) any state action (whether by legislative, PUCO, citizen initiative or otherwise) to revoke or limit the Financing Order, the Issuance Advice Letter, the Phase-In-Recovery Property or the Phase-In-Recovery Charge in a manner which would substantially impair the rights of Bondholders would be subject to a successful constitutional contracts clause defense; and

(xiv) such other matters as the Bond Trustee may reasonably require.

(g) Accountant’s Letter. A letter addressed to the Bond Issuer and the Bond Trustee complying with the requirements of Section 11.01(a) hereof, of a firm of Independent registered public accountants of recognized national reputation to the effect that (i) such accountants are Independent with respect to the Bond Issuer within the meaning of the Bond Indenture, and are independent public accountants within the meaning of the standards of The American Institute of Certified Public Accountants, and (ii) with respect to the Collateral, they have made certain specified recalculations of calculations and information provided by the Seller for the purpose of determining that, based on certain specified assumptions used in calculating estimated collections based on the initial Phase-In-Recovery Charge, as of the Issuance Date such estimated collections based on the initial Phase-In-Recovery Charge are sufficient to pay (i) assumed Operating Expenses when incurred, plus (ii) interest on the Bonds at their respective Bond Interest Rates when due as set forth in the Final Prospectus, plus (iii) principal of the Bonds in accordance with the Expected Amortization Schedule set forth in the Final Prospectus and found the calculations to be mathematically correct.

(h) Rating Agency Condition. The Bond Trustee shall receive a letter from each of the Rating Agencies confirming that the Bonds have received the ratings from the Rating Agencies required by the Underwriting Agreement as a condition to the issuance of the Bonds.

(i) Other Requirements. Such other documents, certificates, agreements, instruments or opinions as the Bond Trustee may reasonably require.

(j) Satisfaction of Conditions. Payment of the purchase price for the Bonds by the Certificate Issuer in accordance with the Bond Purchase Agreement shall constitute satisfaction of the conditions set forth in this Section 2.10.

Section 2.11 Release of Collateral.

Subject to Section 11.01, the Bond Trustee shall release property from the Lien of this Bond Indenture only as specified in Section 8.04.

Section 2.12 Tax Treatment.

The Bond Issuer and the Bond Trustee, by entering into this Bond Indenture, and the Bondholders and any Persons holding a beneficial interest in any Bond, by acquiring any Bond or interest therein, (a) express their intention that, solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for the purposes of state, local and other taxes, the Bonds qualify under applicable tax law as indebtedness of the Member secured by the Collateral and (b) solely for the purposes of federal taxes and, to the extent consistent with applicable state, local and other tax law, solely for purposes of state, local and other taxes, so long as any of the Bonds are Outstanding, agree to treat the Bonds as indebtedness of the Member secured by the Collateral unless otherwise required by appropriate taxing authorities.

Section 2.13 State Pledge.

Section 4928.2315 of the Statute (the “State Pledge”) provides as follows:

“The state pledges to and agrees with the bondholders, any assignee, and any financing parties under a final financing order that the state will not take or permit any action that impairs the value of phase-in-recovery property under the final financing order or revises the phase-in costs for which recovery is authorized under the final financing order or, except as allowed under section 4928.238 of the Revised Code, reduce, alter, or impair phase-in-recovery charges that are imposed, charged, collected, or remitted for the benefit of the bondholders, any assignee, and any financing parties, until any principal, interest, and redemption premium in respect of phase-in-recovery bonds, all financing costs, and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.”

The Bond Issuer hereby acknowledges that the purchase of any Bond by a Holder or the purchase of any beneficial interest in a Bond by any Person and the Bond Trustee’s obligations to perform hereunder are made in reliance on such agreement and pledge by the State of Ohio. The Bond Issuer hereby represents and warrants to the Bond Trustee, for the benefit of the Bondholders that it constitutes an “assignee” under Section 4928.23(B) of the Statute, that the Bonds constitute “bonds” under Section 4928.23(C) of the Statute, that the Bonds are entitled to the protections provided in Sections 4928.235 and 4928.2315 of the Statute, and that the Certificate Trustee, in its own name and as trustee of an express trust, as Holder of the Bonds shall be, to the extent permitted by state and federal law, entitled to enforce such sections of the Statute.

Section 2.14 Security Interest.

The Bond Issuer hereby makes the following representations and warranties. Other than the security interest granted to the Bond Trustee pursuant to this Bond Indenture, the Bond Issuer has not pledged, granted, sold, conveyed or otherwise assigned any interest or security interest in the Collateral and no security agreement, financing statement or equivalent security or Lien instrument listing the Bond Issuer as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by the Bond Issuer in favor of the Bond Trustee for the benefit of the Bondholders, the Bond Trustee and any other holders of Secured Obligations, in connection with this Bond Indenture. This Bond Indenture constitutes a valid and continuing Lien on, and first priority perfected security interest in, the Collateral in favor of the Bond Trustee for the benefit of the Bondholders, the Bond Trustee and any other holders of Secured Obligations, which Lien and security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Bond Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. With respect to all Collateral, this Bond Indenture creates a valid and continuing first priority perfected security interest (as defined in the UCC and as such term is used in the Statute) in such Collateral, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Bond Issuer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. The Bond Issuer has good and marketable title to the Collateral free and clear of any Lien, claim or encumbrance of any Person other than the Lien of this Bond Indenture. All of the Collateral constitutes either Phase-In-Recovery Property or accounts, deposit accounts, securities accounts, investment property or general intangibles (as each such term is defined in the UCC) except that proceeds of the Collateral may also take the form of instruments. The Bond Issuer has taken, or caused the Servicer to take, all action necessary to perfect the security interest in the Collateral granted to the Bond Trustee, for the benefit of the Bondholders, the Bond Trustee and any other holders of Secured Obligations. The Bond Issuer has filed (or has caused the Servicer to file) all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Bond Trustee. The Bond Issuer has not authorized the filing of and is not aware, after due inquiry, of any financing statements against the Bond Issuer that include a description of the Collateral other than those filed in favor of the Bond Trustee. The Bond Issuer is not aware of any judgment or tax Lien filings against the Bond Issuer. The Collection Account (including all subaccounts thereof) constitutes a “securities account” within the meaning of the UCC. The Bond Issuer has taken all steps necessary to cause the Securities Intermediary of each such securities account to identify in its records the Bond Trustee as the person having a security entitlement against the Securities Intermediary in such securities account, neither the Collection Account or any subaccount thereof is in the name of any person other than the Bond Trustee, and the Bond Issuer has not consented to the Securities Intermediary of the Collection Account to comply with entitlement orders of any person other than the Bond Trustee. All of the Collateral constituting investment property has been and will have been credited to the Collection Account or a subaccount thereof, and the Securities Intermediary for the Collection Account has agreed to treat all assets credited to the Collection Account as “financial assets” within the meaning of the UCC. Accordingly, the Bond Trustee has a first priority perfected security interest in the Collection Account, all funds and financial assets on deposit therein, and all securities entitlements relating thereto. The representations and warranties set forth in this Section 2.14 shall survive the execution and delivery of this Bond Indenture and the issuance of any Bonds, shall be deemed re-made on each date on which any funds in the Collection Account are distributed to the Bond Issuer or otherwise released from the Lien of the Bond Indenture.

ARTICLE III

Covenants

Section 3.01 Payment of Principal and Interest.

The Bond Issuer will duly and punctually pay the principal of and interest on the Bonds in accordance with the terms of the Bonds and this Bond Indenture. Amounts properly withheld under the Code by any Person from a payment to any Bondholder of interest or principal shall be considered as having been paid by the Bond Issuer to such Bondholder for all purposes of this Bond Indenture.

Section 3.02 Maintenance of Office or Agency.

The Bond Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Bonds may be surrendered for registration of transfer or exchange. The Bond Issuer hereby initially appoints the Bond Trustee to serve as its agent for the foregoing purposes. The Bond Issuer will give prompt written notice to the Bond Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Bond Issuer shall fail to maintain any such office or agency or shall fail to furnish the Bond Trustee with the address thereof, such surrenders may be made at the Corporate Trust Office, and the Bond Issuer hereby appoints the Bond Trustee as its agent to receive all such surrenders.

Section 3.03 Money for Payments To Be Held in Trust.

As provided in Section 8.02(a), all payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.02(e) shall be made on behalf of the Bond Issuer by the Bond Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Bonds shall be paid over to the Bond Issuer except as provided in this Section 3.03 and Section 8.02.

The Bond Issuer will cause each Paying Agent other than the Bond Trustee to execute and deliver to the Bond Trustee an instrument in which such Paying Agent shall agree with the Bond Trustee (and if the Bond Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b) give the Bond Trustee and the Certificate Trustee notice of any Default by the Bond Issuer (or any other obligor upon the Bonds) of which it has actual knowledge in the making of any payment required to be made with respect to the Bonds;

(c) at any time during the continuance of any such Default, upon the written request of the Bond Trustee, forthwith pay to the Bond Trustee all sums so held in trust by such Paying Agent;

(d) immediately resign as a Paying Agent and forthwith pay to the Bond Trustee all sums held by it in trust for the payment of Bonds if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Bond Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Bond Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Bond Trustee all sums held in trust by such Paying Agent, such sums to be held by the Bond Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Bond Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Bond Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Bond Issuer on Issuer Request; and, subject to Section 11.16, the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Bond Issuer for payment thereof (but only to the extent of the amounts so paid to the Bond Issuer), and all liability of the Bond Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Bond Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Bond Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Bond Issuer. The Bond Trustee may also adopt and employ, at the expense of the Bond Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Holders whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Bond Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04 Existence.

The Bond Issuer will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (unless, subject to the provisions of Section 3.10 hereof, it becomes, or any successor Bond Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Bond Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Bond Indenture, the Bonds, the Collateral and each other instrument or agreement included in the Collateral.

Section 3.05 Protection of Collateral.

The Bond Issuer will from time to time execute and deliver all such supplements and amendments hereto and except to the extent required to be made by the Seller or Servicer, make all such filings with the PUCO pursuant to the Statute or the Financing Order, UCC financing statements, UCC continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a) maintain or preserve the Lien and security interest (and the priority thereof) of this Bond Indenture or carry out more effectively the purposes hereof;

(b) perfect, publish notice of or protect the validity of any Grant made or to be made by this Bond Indenture;

(c) enforce any of the Collateral;

(d) preserve and defend title to the Collateral and the rights of the Bond Trustee and the Bondholders in such Collateral against the claims of all Persons and parties, including the challenge by any party to the validity or enforceability of the Financing Order, any Adjustment Letter or the Phase-In-Recovery Property or any proceeding relating thereto and institute any action or proceeding necessary to compel performance by the PUCO or the State of Ohio of any of its obligations or duties under the Statute, the Financing Order or any Adjustment Letter; or

(e) pay any and all taxes levied or assessed upon all or any part of the Collateral.

The Bond Issuer hereby designates the Bond Trustee its agent and attorney-in-fact with authorization to execute and/or file on behalf of the Bond Issuer any filings with the PUCO pursuant to the Statute or, except to the extent required to be filed or furnished by the Seller or Servicer, the Financing Order, UCC financing statement, UCC continuation statement or other instrument required by the Bond Trustee pursuant to this Section, it being understood that the Bond Trustee shall have no such obligation.

Section 3.06 Opinions as to Collateral.

(a) On the Issuance Date, the Bond Issuer shall furnish to the Bond Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, (i) such action has been taken (and reciting the details of such action) with respect to the recording and filing of this Bond Indenture and any other requisite documents, and with respect to the execution and filing of any filings with the PUCO pursuant to the Statute or, except to the extent required to be filed or furnished by the Seller or Servicer, the Financing Order, UCC financing statements and UCC continuation statements, as are necessary to perfect the Lien and security interest of this Bond Indenture, or (ii) no such action is necessary to make such Lien and security interest effective. The delivery of the Opinion of Counsel referenced in Section 2.10 shall be deemed to satisfy this requirement.

(b) Within ninety days after the beginning of each calendar year beginning with the calendar year beginning January 1, 2014, the Bond Issuer shall furnish to the Bond Trustee an Opinion of Counsel of counsel of the Bond Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Bond Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any filings with the PUCO pursuant to the Statute and the Financing Order and any financing statements and continuation statements as are necessary to maintain the Lien and the first priority perfected security interest created by this Bond Indenture and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Bond Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any filings with the PUCO, financing statements and continuation statements that will, in the opinion of such counsel, be required within the twelve-month period following the date of such opinion to maintain the Lien and the first priority perfected security interest created by this Bond Indenture.

(c) Prior to the effectiveness of any amendment to the Sale Agreement, the Bond Issuer shall furnish to the Bond Trustee an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all filings, including filings with the PUCO pursuant to the Statute or the Financing Order and any UCC financing statements, have been executed and filed that are necessary fully to preserve and protect the interest of the Bond Issuer and the Bond Trustee in the Phase-In-Recovery Property and the proceeds thereof, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Section 3.07 Performance of Obligations; Servicing; Commission Filings.

The Bond Issuer (i) will diligently pursue any and all actions to enforce its rights under each instrument or agreement included in the Collateral and (ii) will not take any action and will use its reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any such instrument or agreement or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except, in each case, as expressly permitted in this Bond Indenture, the Sale Agreement, the Servicing Agreement or such other instrument or agreement.

(a) The Bond Issuer may contract with other Persons to assist it in performing its duties under this Bond Indenture, and any performance of such duties by a Person identified to the Bond Trustee in an Officer’s Certificate of the Bond Issuer shall be deemed to be action taken by the Bond Issuer. Initially, the Bond Issuer has contracted with the Administrator and the Servicer to assist the Bond Issuer in performing its duties under this Bond Indenture.

(b) The Bond Issuer will punctually perform and observe all of its obligations and agreements contained in this Bond Indenture, the Basic Documents and in the instruments and agreements included in the Collateral, including filing or causing to be filed all filings with the PUCO pursuant to the Statute or the Financing Order, UCC financing statements and continuation statements required to be filed by it by the terms of this Bond Indenture, the Sale Agreement and the Servicing Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly permitted therein, the Bond Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the written consent of the Bond Trustee (which consent shall not be withheld if (i) the Bond Trustee shall have received an Officer’s Certificate stating that such waiver, amendment, modification, supplement or termination shall not adversely affect in any material respect the interests of the Bondholders or the holders of Certificates and (ii) the Rating Agency Condition shall have been satisfied with respect thereto) or the Holders of at least a majority of the Outstanding Amount of Bonds.

(c) If the Bond Issuer shall have knowledge of the occurrence of a Servicer Default under the Servicing Agreement, the Bond Issuer shall promptly give written notice thereof to the Bond Trustee, the Certificate Trustee and the Rating Agencies, and shall specify in such notice the action, if any, the Bond Issuer is taking with respect of such default. If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the Phase-In-Recovery Property, including the Phase-In-Recovery Charge, the Bond Issuer shall take all reasonable steps available to it to remedy such failure.

(d) As promptly as possible after the giving of notice to the Servicer, the Bond Trustee, the Certificate Trustee and the Rating Agencies of termination of the Servicer’s rights and powers pursuant to Section 7.01 of the Servicing Agreement, the Bond Issuer, subject to the approval of the PUCO pursuant to the Financing Order and certain other conditions set forth in the Servicing Agreement, shall appoint a successor Servicer (the “Successor Servicer”) with the Bond Trustee’s prior written consent thereto (which consent shall not be unreasonably withheld and shall be given upon the written direction of Holders of not less than a majority of the Outstanding Amount of the Bonds), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Bond Issuer and the Bond Trustee. If within 30 days after the delivery of the notice referred to above, the Bond Issuer shall not have obtained such a new Servicer, the Bond Trustee, at the expense of the Bond Issuer, may petition the PUCO or a court of competent jurisdiction to appoint a Successor Servicer. In connection with any such appointment, the Bond Issuer may make such arrangements for the compensation of such successor as it and such successor shall agree, subject to the limitations set forth below and in the Servicing Agreement, and in accordance and in compliance with Section 7.02 of the Servicing Agreement, the Bond Issuer shall enter into an agreement with such successor for the servicing of the Phase-In-Recovery Property (such agreement to be in form and substance satisfactory to the Bond Trustee).

(e) Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Bond Trustee shall promptly notify the Bond Issuer, the Bondholders, the Certificate Trustee and the Rating Agencies. As soon as a Successor Servicer is appointed, the Bond Issuer shall notify the Bond Trustee, the Bondholders, the Certificate Trustee and the Rating Agencies of such appointment, specifying in such notice the name and address of such Successor Servicer.

(f) Without derogating from the absolute nature of the assignment granted to the Bond Trustee under this Bond Indenture or the rights of the Bond Trustee hereunder, the Bond Issuer agrees that it will not, without the prior written consent of the Bond Trustee or the Holders of at least a majority in Outstanding Amount of the Bonds, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents, or waive timely performance or observance of any material term by the Seller or the Servicer under the Sale Agreement or the Servicing Agreement, respectively. If any such amendment, modification, supplement or waiver shall be so consented to by the Bond Trustee or such Holders, the Bond Issuer agrees to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as shall be necessary or appropriate in the circumstances. The Bond Issuer agrees that no such amendment, modification, supplement or waiver shall adversely affect the rights of the Holders of the Bonds or Certificates Outstanding at the time of any such amendment, modification, supplement or waiver, except as otherwise agreed to by the Holders in accordance with the Basic Documents.

(g) The Bond Issuer shall (or shall cause the Sponsor to) post on a collective website (the Bond Issuer together with CEI Funding LLC and TE Funding LLC) and, to the extent consistent with the Bond Issuer’s and the Sponsor’s obligations under applicable law, file with or furnish to the Commission in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, and shall direct the Bond Trustee to post on such website for Bondholders the following information (other than any such information filed with the Commission and publicly available unless the Bond Issuer specifically requests such items to be posted) with respect to the Outstanding Bonds, in each case to the extent such information is reasonably available to the Bond Issuer:

(i) statements of any remittances of Phase-In-Recovery Charges made to the Bond Trustee (to be included in a Form 10-D or Form 10-K, or successor forms thereto);

(ii) a statement reporting the balances in the Collection Account and in each subaccount of the Collection Account as of the end of each quarter or the most recent date available (to be included in a Form 10-D or Form 10-K, or successor forms thereto);

(iii) a statement showing the balance of Outstanding Bonds that reflects the actual periodic payments made on the Bonds during the applicable period (to be included in the next Form 10-D or Form 10-K filed, or successor forms thereto);

(iv) the Semiannual Servicer Certificate as required to be submitted pursuant to the Servicing Agreement (to be filed with a Form 10-D, Form 10-K or Form 8-K, or successor forms thereto);

(v) the Monthly Servicer Certificate as required to be submitted pursuant to the Servicing Agreement;

(vi) the text (or a link to the website where a reader can find the text) of each filing of a True-Up Adjustment and the results of each such filing;

(vii) any change in the long-term or short-term credit ratings of the Servicer assigned by the Rating Agencies;

(viii) material legislative or regulatory developments directly relevant to the Outstanding Bonds (to be filed or furnished in a Form 8-K);

(ix) any reports and other information that the Bond Issuer is required to file with the Commission under the Securities Exchange Act of 1934; and

(x) the final prospectus for the Certificates.

Notwithstanding the foregoing, nothing herein shall preclude the Bond Issuer from voluntarily suspending or terminating its filing obligations as Bond Issuer with the Commission to the extent permitted by applicable law.

For purposes of this Section 3.07, the address of the Bond Trustee’s website is https://www.usbank.com/abs. The Bond Trustee shall immediately notify the Bond Issuer, the Bondholders and the Rating Agencies of any change to the address of such website.

(h) The Bond Issuer shall make all filings required under the Statute or the Financing Order relating to the transfer of the ownership or the grant of a security interest in the Phase-In-Recovery Property other than those required to be made by the Seller or the Servicer pursuant to the Basic Documents.

Section 3.08 Negative Covenants.

So long as any Bonds are Outstanding, the Bond Issuer shall not:

(a) except as expressly permitted by this Bond Indenture, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Bond Issuer, including those included in the Collateral, unless directed to do so by the Bond Trustee in accordance with Article V;

(b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Bonds (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Bondholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

(c) terminate its existence or dissolve or liquidate in whole or in part; or

(d)(i) permit the validity or effectiveness of this Bond Indenture to be impaired, or permit the Lien of this Bond Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Bonds under this Bond Indenture except as may be expressly permitted hereby, (ii) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the Lien of this Bond Indenture and the Statutory Lien) to be created by the Bond Issuer on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (iii) subject to the Statutory Lien, permit the Lien of this Bond Indenture not to constitute a valid first priority security interest in the Collateral.

Section 3.09 Annual Statement as to Compliance.

The Bond Issuer will deliver to the Bond Trustee, the Certificate Trustee and the Rating Agencies not later than March 30 of each year (commencing with March 30, 2014), an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that

(a) a review of the activities of the Bond Issuer during the preceding twelve months ended December 31 (or, in the case of the first Officer’s Certificate, since the date of this Bond Indenture), and of performance under this Bond Indenture has been made; and

(b) to the best of such Authorized Officer’s knowledge, based on such review, the Bond Issuer has in all material respects complied with all conditions and covenants under this Bond Indenture throughout such twelve month period (or shorter period in the case of the first such Officer’s Certificate), or, if there has been a default in so complying with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.10 Bond Issuer May Consolidate, etc., Only on Certain Terms.

(a) The Bond Issuer shall not consolidate or merge with or into any other Person, unless

(i) the Person (if other than the Bond Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America, any State or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Bond Trustee, in form and substance reasonably satisfactory to the Bond Trustee, the due and punctual payment of the principal of and interest on all Bonds and the performance or observance of every agreement and covenant of this Bond Indenture on the part of the Bond Issuer to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii) the transaction shall not result in a reduction or withdrawal of the then current ratings on any Tranche of Bonds or Certificates;

(iv) the Bond Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Bond Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Bond Issuer, the Certificate Issuer, any Bondholder or any Certificateholder;

(v) any action as is necessary to maintain the Lien and security interest created by this Bond Indenture shall have been taken; and

(vi) the Bond Issuer shall have delivered to the Bond Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental bond indenture comply with this Section 3.10 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b) Except as specifically provided herein, the Bond Issuer shall not convey or transfer any of its properties or assets, including those included in the Collateral, to any Person, unless

(i) the Person that acquires by conveyance or transfer the properties and assets of the Bond Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America, any State or the District of Columbia, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Bond Trustee, in form and substance reasonably satisfactory to the Bond Trustee, the due and punctual payment of the principal of and interest on all Bonds and the performance or observance of every agreement and covenant of this Bond Indenture on the part of the Bond Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental bond indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Bonds, (D) unless otherwise provided in the supplemental bond indenture referred to in clause (B) above, expressly agree to indemnify, defend and hold harmless the Bond Trustee against and from any loss, liability or expense arising under or related to this Bond Indenture and the Bonds and (E) expressly agree by means of such supplemental bond indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Bonds;

(ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii) the transaction will not result in a reduction or withdrawal of the then current ratings on any Tranche of Bonds or Certificates;

(iv) the Bond Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Bond Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Bond Issuer, the Certificate Issuer, any Bondholder or any Certificateholder;

(v) any action as is necessary to maintain the Lien and security interest created by this Bond Indenture shall have been taken; and

(vi) the Bond Issuer shall have delivered to the Bond Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental bond indenture comply with this Section 3.10 and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.11 Successor or Transferee.

(a) Upon any consolidation or merger of the Bond Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Bond Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Bond Issuer under this Bond Indenture with the same effect as if such Person had been named as the Bond Issuer herein.

(b) Except as set forth in Section 6.07, upon a conveyance or transfer of all the assets and properties of the Bond Issuer pursuant to Section 3.10(b), Bond Issuer will be released from every covenant and agreement of this Bond Indenture to be observed or performed on the part of the Bond Issuer with respect to the Bonds immediately upon the delivery of written notice by Bond Issuer to the Bond Trustee stating that Bond Issuer is to be so released.

Section 3.12 No Other Business.

The Bond Issuer shall not engage in any business other than financing, purchasing, owning and managing the Phase-In-Recovery Property in the manner contemplated by this Bond Indenture and the Basic Documents and activities incidental thereto.

Section 3.13 No Borrowing.

The Bond Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Bonds.

Section 3.14 Servicer’s Obligations.

The Bond Issuer shall enforce the Servicer’s compliance with all of the Servicer’s material obligations under the Servicing Agreement.

Section 3.15 No Additional Bonds.

The Bond Issuer shall not issue any additional Bonds hereunder, except pursuant to Section 2.05 or Section 2.06.

Section 3.16 Guarantees, Loans, Advances and Other Liabilities.

Except as otherwise contemplated by the Sale Agreement, the Servicing Agreement or this Bond Indenture, the Bond Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.17 Capital Expenditures.

Other than expenditures in connection with the Bond Issuer’s purchase of Phase-In-Recovery Property from the Seller, the Bond Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.18 Intentionally Omitted.

Section 3.19 Restricted Payments.

The Bond Issuer shall not, directly or indirectly, while the Bonds are Outstanding (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to any owner of a beneficial interest in the Bond Issuer or otherwise with respect to any ownership or equity interest or security in or of the Bond Issuer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose; provided, however that, if no Event of Default shall have occurred and be continuing, the Bond Issuer may make, or cause to be made, any such distributions to any owner of a beneficial interest in the Bond Issuer or otherwise with respect to any ownership or equity interest or security in or of the Bond Issuer using funds distributed to the Bond Issuer pursuant to Section 8.02 to the extent that such distributions would not cause the amount of the Capital Subaccount to decline below the Required Capital Level. The Bond Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Bond Indenture and the Basic Documents.

Section 3.20 Notice of Events of Default.

The Bond Issuer agrees to give the Bond Trustee, the Certificate Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Seller or the Servicer of its obligations under the Sale Agreement or the Servicing Agreement, respectively.

Section 3.21 Further Instruments and Acts.

Upon request of the Bond Trustee, the Bond Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Bond Indenture. The Bond Issuer will take all actions, and make all filings, necessary to obtain and maintain a first priority perfected security interest in the Collateral in favor of the Bond Trustee.

Section 3.22 Change in Chief Executive Office or Jurisdiction of Organization.

The Bond Issuer shall not change its chief executive office or the jurisdiction of its formation without previously having delivered to the Bond Trustee an Opinion of Counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first priority perfected security interest of the Bond Trustee in the Collateral.

ARTICLE IV

Satisfaction and Discharge; Defeasance

Section 4.01 Satisfaction and Discharge of Bond Indenture; Defeasance.

(a) This Bond Indenture shall cease to be of further effect with respect to the Bonds and the Bond Trustee, on reasonable written demand of and at the expense of the Bond Issuer, shall execute such instruments as the Bond Issuer reasonably requests acknowledging satisfaction and discharge of this Bond Indenture with respect to the Bonds, when

(i) either

(A) all Bonds theretofore authenticated and delivered (other than (i) Bonds that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.06 and (ii) Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Bond Issuer and thereafter repaid to the Bond Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Bond Trustee for cancellation; or

(B) the Scheduled Final Payment Date has occurred with respect to all Bonds not theretofore delivered to the Bond Trustee for cancellation, and the Bond Issuer has irrevocably deposited or caused to be irrevocably deposited with the Bond Trustee cash, in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Bond Trustee for cancellation on the Scheduled Final Payment Date therefor;

(ii) the Bond Issuer has paid or caused to be paid all other sums payable hereunder by the Bond Issuer; and

(iii) the Bond Issuer has delivered to the Bond Trustee an Officer’s Certificate, an Opinion of Counsel and (if required by the Trust Indenture Act or the Bond Trustee) an Independent Certificate from a firm of registered public accountants, each meeting the applicable requirements of Section 11.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Bond Indenture with respect to the Bonds have been complied with.

(b) Subject to Sections 4.01(c) and 4.02, the Bond Issuer at any time may terminate (i) all its obligations under this Bond Indenture with respect to the Bonds (“Legal Defeasance Option”) or (ii) its obligations under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 3.09, 3.10, 3.12, 3.13, 3.14, 3.15, 3.16 and 3.17 and the operation of Section 5.01(c) (“Covenant Defeasance Option”) with respect to the Bonds. The Bond Issuer may exercise the Legal Defeasance Option notwithstanding its prior exercise of the Covenant Defeasance Option.

If the Bond Issuer exercises the Legal Defeasance Option, the maturity of the Bonds may not be accelerated because of an Event of Default. If the Bond Issuer exercises the Covenant Defeasance Option, the maturity of the Bonds may not be accelerated because of an Event of Default specified in Section 5.01(c).

Upon satisfaction of the conditions set forth herein to the exercise of the Legal Defeasance Option or the Covenant Defeasance Option, the Bond Trustee, on reasonable written demand of and at the expense of the Bond Issuer, shall execute such instruments as the Bond Issuer reasonably requests acknowledging satisfaction and discharge of the obligations that are terminated pursuant to such exercise.

(c) Notwithstanding Sections 4.01(a) and 4.01(b) above, (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Bonds, (iii) rights of Bondholders to receive payments of principal and interest, (iv) Sections 4.03 and 4.04, (v) the rights, obligations and immunities of the Bond Trustee hereunder (including the rights of the Bond Trustee under Section 6.07 and the obligations of the Bond Trustee under Section 4.03) and (vi) the rights of Bondholders as beneficiaries hereof with respect to the property deposited with the Bond Trustee payable to all or any of them, shall survive until the Bonds, as to which this Bond Indenture or certain obligations hereunder have been satisfied and discharged pursuant to Section 4.01(a) or 4.01(b), have been paid in full. Thereafter, the obligations in Sections 6.07 and 4.04 shall survive.

Section 4.02 Conditions to Defeasance.

The Bond Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option of Bonds only if:

(a) the Bond Issuer irrevocably deposits or causes to be deposited in trust with the Bond Trustee cash or U.S. Government Obligations for the payment of principal of and interest on each such Bond to the Scheduled Maturity Date;

(b) the Bond Issuer delivers to the Bond Trustee a certificate from a nationally recognized firm of Independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited cash without investment will provide cash at such times and in such amounts (but, in the case of the Legal Defeasance Option only, not more than such amounts) as will be sufficient to pay in respect of the Bonds (i) subject to clause (ii), principal in accordance with the Expected Amortization Schedule therefor, and (ii) interest when due;

(c) in the case of the Legal Defeasance Option, 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 5.01(d) or (e) occurs which is continuing at the end of the period;

(d) no Default has occurred and is continuing on the day of such deposit and after giving effect thereto;

(e) in the case of an exercise of the Legal Defeasance Option, the Bond Issuer shall have delivered to the Bond Trustee an Opinion of Counsel stating that (i) the Bond Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Bond Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(f) in the case of an exercise of the Covenant Defeasance Option, the Bond Issuer shall have delivered to the Bond Trustee an Opinion of Counsel to the effect that the Holders of the Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(g) the Bond Issuer delivers to the Bond Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the satisfaction and discharge of the Bonds to the extent contemplated by this Article IV have been complied with.

Section 4.03 Application of Trust Money.

All moneys or U.S. Government Obligations deposited with the Bond Trustee pursuant to Section 4.01 or 4.02 hereof shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Bond Indenture, to the payment, either directly or through any Paying Agent, as the Bond Trustee may determine, to the Holders of the particular Bonds for the payment of which such moneys or U.S. Government Obligations have been deposited with the Bond Trustee, of all sums due and to become due thereon for principal and interest, but such moneys need not be segregated from other funds except to the extent required herein or in the Servicing Agreement or required by law.

Section 4.04 Repayment of Moneys Held by Paving Agent.

In connection with the satisfaction and discharge of this Bond Indenture or the Covenant Defeasance Option or Legal Defeasance Option with respect to the Bonds, all moneys then held by any Paying Agent other than the Bond Trustee under the provisions of this Bond Indenture with respect to such Bonds shall, upon demand of the Bond Issuer, be paid to the Bond Trustee to be held and applied according to Section 3.03 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE V

Remedies

Section 5.01 Events of Default.

“Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest on any Bond when the same becomes due and payable, and such default shall continue for a period of five days; or

(b) default in the payment of the then unpaid principal of any Bond on the Final Maturity Date; or

(c) default in the observance or performance in any material respect of any covenant or agreement of the Bond Issuer made in this Bond Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Bond Issuer made in this Bond Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Bond Issuer by the Bond Trustee or to the Bond Issuer and the Bond Trustee by the Holders of at least 25 percent of the Outstanding Amount of the Bonds, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Bond Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Bond Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Bond Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(e) the commencement by the Bond Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Bond Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Bond Issuer to the appointment or taking possession by a receiver, liquidation, assignee, custodian, trustee, sequestration or similar official of the Bond Issuer or for any substantial part of the Collateral, or the making by the Bond Issuer of any general assignment for the benefit of creditors, or the failure by the Bond Issuer generally to pay its debts as such debts become due, or the taking of action by the Bond Issuer in furtherance of any of the foregoing; or

(f) any act or failure to act by the State of Ohio or any of its agencies (including the PUCO), which violates or is not in accordance with the State Pledge.

The Bond Issuer shall deliver to a Responsible Officer of the Bond Trustee, the Certificate Trustee and the Rating Agencies, within five days after an Authorized Officer has knowledge of the occurrence thereof, written notice in the form of an Officer’s Certificate of any event (i) which is an Event of Default under clause (a), (b), (d), (e) or (f) or (ii) which with the giving of notice, the lapse of time, or both would become an Event of Default under clause (b) or (c), including, in each case, the status of such Default or Event of Default and what action the Bond Issuer is taking or proposes to take with respect thereto.

Section 5.02 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default should occur and be continuing, then and in every such case the Bond Trustee or the Holders of Bonds representing not less than a majority of the Outstanding Amount of the Bonds may declare all the Bonds to be immediately due and payable, by a notice in writing to the Bond Issuer (and to the Bond Trustee if given by Bondholders), and upon any such declaration the unpaid principal amount of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Bond Trustee as hereinafter in this Article V provided, the Holders of Bonds representing a majority of the Outstanding Amount of the Bonds, by written notice to the Bond Issuer and the Bond Trustee, may rescind and annul such declaration and its consequences if

(a) the Bond Issuer has paid or deposited with the Bond Trustee a sum sufficient to pay:

(i) all payments of principal of and interest on all Bonds and all other amounts that would then be due hereunder or upon such Bonds if the Event of Default giving rise to such acceleration had not occurred; and

(ii) all sums paid or advanced by the Bond Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Bond Trustee and its agents and counsel and all amounts due under the Fee and Indemnity Agreement; and

(b) all Events of Default, other than the nonpayment of the principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Bond Trustee.

(a) The Bond Issuer covenants that if (i) default is made in the payment of any interest on any Bond when the same becomes due and payable, and such default continues for a period of five days or (ii) default is made in the payment of the then unpaid principal of any Bond on the Final Maturity Date for such Bond, the Bond Issuer will, upon demand of the Bond Trustee, pay to it, for the benefit of the Holders of the Bonds, the whole amount then due and payable on such Bonds for principal and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the respective rate borne by the Bonds of the applicable Tranche and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Bond Trustee and its agents and counsel and an amount sufficient to cover all amounts required to be paid by the Bond Issuer under the Fee and Indemnity Agreement.

(b) Subject to Section 11.16 and Section 11.18, in case the Bond Issuer shall fail forthwith to pay such amounts upon such demand, the Bond Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Bond Issuer or other obligor upon such Bonds and collect in the manner provided by law out of the property of the Bond Issuer or other obligor upon such Bonds, wherever situated, the moneys adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Bond Trustee may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Bondholders, by such appropriate Proceedings as the Bond Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Bond Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Bond Trustee by this Bond Indenture or by law.

(d) In case there shall be pending, relative to the Bond Issuer or any other obligor upon the Bonds or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Bond Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Bond Issuer or other obligor upon the Bonds, or to the creditors or property of the Bond Issuer or such other obligor, the Bond Trustee, irrespective of whether the principal of any Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Bond Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of (A) the Bond Trustee (including any claim for reasonable compensation to the Bond Trustee and each predecessor Bond Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Bond Trustee and each predecessor Bond Trustee, except as a result of negligence or willful misconduct), (B) the Bondholders and (C) each Person for whom a claim may be made under this Bond Indenture and the Fee and Indemnity Agreement, allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Bonds in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings; and

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Bondholders and of the Bond Trustee on their behalf;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Bondholders to make payments to the Bond Trustee, and, in the event that the Bond Trustee shall consent to the making of payments directly to such Bondholders, to pay to the Bond Trustee (or such other beneficiary under this Bond Indenture and the Fee and Indemnity Agreement) such amounts as shall be sufficient to cover reasonable compensation and other amounts owing hereunder to the Bond Trustee or such Person, each predecessor Bond Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Bond Trustee and each predecessor Bond Trustee except as a result of negligence or willful misconduct.

(e) Nothing herein contained shall be deemed to authorize the Bond Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof or to authorize the Bond Trustee to vote in respect of the claim of any Bondholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Bond Indenture, or under any of the Bonds, may be enforced by the Bond Trustee without the possession of any of the Bonds or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Bond Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Bond Trustee, each predecessor Bond Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Bonds.

(g) In any Proceedings brought by the Bond Trustee (and also any Proceedings involving the interpretation of any provision of this Bond Indenture to which the Bond Trustee shall be a party), the Bond Trustee shall be held to represent all the Holders of the Bonds, and it shall not be necessary to make any Bondholder a party to any such Proceedings.

Section 5.04 Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing, the Bond Trustee may do one or more of the following (subject to Section 5.05):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Bonds or under this Bond Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Bond Issuer and any other obligor upon such Bonds moneys adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Bond Indenture with respect to the Collateral;

(iii) exercise any remedies of a secured party under the UCC, the Statute or other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Bond Trustee and the Holders of the Bonds; and

(iv) sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Bond Trustee may not sell or otherwise liquidate any portion of the Collateral following an Event of Default, other than an Event of Default described in Section 5.01(a) or (b) unless (A) the Holders of 100 percent of the Outstanding Amount of the Bonds consent thereto, (B) the proceeds of such sale or liquidation distributable to the Bondholders are sufficient to discharge in full all amounts then due and unpaid upon such Bonds for principal and interest after taking into account payment of all amounts due prior thereto pursuant to the priorities set forth in Section 8.02(e) or (C) the Bond Trustee determines that the Collateral will not continue to provide sufficient funds for all payments on the Bonds as they would have become due if the Bonds had not been declared due and payable, and the Bond Trustee obtains the consent of Holders of at least 66 2/3 percent of the Outstanding Amount of the Bonds. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Bond Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

(b) If the Bond Trustee collects any money pursuant to this Article V, it shall pay out such money in accordance with the priorities set forth in Section 8.02(e).

Section 5.05 Optional Possession of the Collateral.

If the Bonds have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Bond Trustee may, but need not, elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Bondholders that there be at all times sufficient funds for the payment of principal of and interest on the Bonds, and the Bond Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Bond Trustee may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

Section 5.06 Limitation of Suits.

No Holder of any Bond shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Bond Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder and each Holder agrees, by its acceptance of any Bond, to the fullest extent permitted by law, not to avail itself of any remedies in the Statute or to utilize or enforce the Statutory Lien, unless:

(a) such Holder previously has given written notice to the Bond Trustee of a continuing Event of Default;

(b) the Holders of not less than a majority of the Outstanding Amount of the Bonds have made written request to the Bond Trustee to institute such Proceeding in respect of such Event of Default in its own name as Bond Trustee hereunder;

(c) such Holder or Holders have offered to the Bond Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(d) the Bond Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(e) no direction inconsistent with such written request has been given to the Bond Trustee during such 60-day period by the Holders of at least a majority of the Outstanding Amount of the Bonds;

it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Bond Indenture to affect, disturb or prejudice the rights of any other Holders of Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Bond Indenture, except in the manner herein provided.

In the event the Bond Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Bonds, each representing less than a majority of the Outstanding Amount of the Bonds, the Bond Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Bond Indenture.

Section 5.07 Unconditional Rights of Bondholders To Receive Principal and Interest.

Notwithstanding any other provisions in this Bond Indenture, the Holder of any Bond shall have the right, which is absolute and unconditional, (a) to receive payment of (i) the interest, if any, on such Bond on or after the due dates thereof expressed in such Bond or in this Bond Indenture or (ii) the unpaid principal, if any, of such Bonds on or after the Final Maturity Date therefor and (b) to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08 Restoration of Rights and Remedies.

If the Bond Trustee or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Bond Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Bond Trustee or to such Bondholder, then and in every such case the Bond Issuer, the Bond Trustee and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Bond Trustee and the Bondholders shall continue as though no such Proceeding had been instituted.

Section 5.09 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Bond Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10 Delay or Omission Not a Waiver.

No delay or omission of the Bond Trustee or any Bondholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such

Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Bond Trustee or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Bond Trustee or by the Bondholders, as the case may be.

Section 5.11 Control by Bondholders.

The Holders of a majority of the Outstanding Amount of the Bonds (or, if less than all Tranches are affected, the affected Tranche or Tranches) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Bond Trustee with respect to the Bonds of such Tranche or Tranches or exercising any trust or power conferred on the Bond Trustee with respect to such Tranche or Tranches; provided, however, that

(a) such direction shall not be in conflict with any rule of law or with this Bond Indenture and not involve the Bond Trustee in any personal liability or expense;

(b) subject to the express terms of Section 5.04, any direction to the Bond Trustee to sell or liquidate the Collateral shall be by the Holders of Bonds representing not less than 100 percent of the Outstanding Amount of the Bonds;

(c) if the conditions set forth in Section 5.05 have been satisfied and the Bond Trustee elects to retain the Collateral pursuant to such Section 5.05, then any direction to the Bond Trustee by Holders of Bonds representing less than 100 percent of the Outstanding Amount of the Bonds to sell or liquidate the Collateral shall be of no force and effect; and

(d) the Bond Trustee may take any other action deemed proper by the Bond Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.01, the Bond Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Bondholders not consenting to such action. Furthermore and without limiting the foregoing, the Bond Trustee shall not be required to take any action for which it reasonably believes that it will not be indemnified to its satisfaction against any cost, expense or liability.

Section 5.12 Waiver of Past Defaults.

Prior to the declaration of the acceleration of the maturity of the Bonds as provided in Section 5.02, the Holders of Bonds of not less than a majority of the Outstanding Amount of the Bonds may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Bonds or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Bond of all Tranches affected. In the case of any such waiver, the Bond Issuer, the Bond Trustee and the Holders of the Bonds shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Bond Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 5.13 Undertaking for Costs.

All parties to this Bond Indenture agree, and each Holder of any Bond by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Bond Indenture, or in any suit against the Bond Trustee for any action taken, suffered or omitted by it as Bond Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion, subject to applicable law, assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Bond Trustee, (b) any suit instituted by any Bondholder, or group of Bondholders, in each case holding in the aggregate more than 10 percent of the Outstanding Amount of the Bonds or (c) any suit instituted by any Bondholder for the enforcement of the payment of (i) interest on any Bond on or after the due dates expressed in such Bond and in this Bond Indenture or (ii) the unpaid principal, if any, of any Bond on or after the Final Maturity Date therefor.

Section 5.14 Waiver of Stay or Extension Laws.

The Bond Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Bond Indenture; and the Bond Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Bond Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15 Action on Bonds.

The Bond Trustee’s right to seek and recover judgment on the Bonds or under this Bond Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Bond Indenture. Neither the Lien of this Bond Indenture nor any rights or remedies of the Bond Trustee or the Bondholders shall be impaired by the recovery of any judgment by the Bond Trustee against the Bond Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Bond Issuer.

Section 5.16 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Bond Trustee to do so and at the Bond Issuer’s expense, the Bond Issuer agrees to take all such lawful action as the Bond Trustee may reasonably request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Bond Issuer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Bond Issuer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, to the extent and in the manner directed by the Bond Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale Agreement and the Servicing Agreement, respectively.

(b) If an Event of Default has occurred, the Bond Trustee may, and, at the direction (which direction shall be in writing, sent electronically or by telephone (confirmed in writing promptly thereafter)) of the Holders of at least 66 2/3 percent of the Outstanding Amount of the Bonds shall, subject to Article VI, exercise all rights, remedies, powers, privileges and claims of the Bond Issuer against the Seller or the Servicer under or in connection with the Sale Agreement and the Servicing Agreement, respectively, including the right or power to take any action to compel or secure performance or observance by the Seller or the Servicer of each of their obligations to the Bond Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale Agreement or the Servicing Agreement, respectively, and any right of the Bond Issuer to take such action shall be suspended.

ARTICLE VI

The Bond Trustee

Section 6.01 Duties of Bond Trustee.

(a) If an Event of Default has occurred and is continuing, the Bond Trustee shall exercise the rights and powers vested in it by this Bond Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Bond Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Bond Indenture and no implied covenants or obligations shall be read into this Bond Indenture against the Bond Trustee; and

(ii) in the absence of bad faith on its part, the Bond Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Bond Trustee and conforming to the requirements of this Bond Indenture; however, the Bond Trustee shall examine the certificates and opinions to determine whether or not they appear on their face to conform to the requirements of this Bond Indenture.

(c) The Bond Trustee may not be relieved from liability for its own negligent action, its own bad faith, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Bond Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Bond Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Bond Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder.

(d) Every provision of this Bond Indenture that in any way relates to the Bond Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.01.

(e) The Bond Trustee shall not be liable for interest on any money received by it except as the Bond Trustee may agree in writing with the Bond Issuer.

(f) Money held in trust by the Bond Trustee need not be segregated from other funds except to the extent required by law or the terms of this Bond Indenture, the Sale Agreement or the Servicing Agreement.

(g) No provision of this Bond Indenture shall require the Bond Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(h) Every provision of this Bond Indenture relating to the conduct or affecting the liability of or affording protection to the Bond Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

(i) In the event that the Bond Trustee is also acting as Paying Agent or Bond Registrar hereunder, this Article VI shall also be afforded to such Paying Agent or Bond Registrar.

(j) Under no circumstances shall the Bond Trustee be liable for any indebtedness of the Bond Issuer, the Servicer or the Seller evidenced by or arising under the Bonds or any Basic Document.

(k) Commencing with March 15, 2014, and to the extent required by law, on or before March 15th of each fiscal year ending December 31, the Bond Trustee shall (i) deliver to the Bond Issuer a report (in form and substance reasonably satisfactory to the Bond Issuer and addressed to the Bond Issuer and signed by an authorized officer of the Bond Trustee) regarding the Bond Trustee’s assessment of compliance, during the immediately preceding fiscal year ending December 31, with each of the applicable servicing criteria specified on Exhibit C hereto as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB and (ii) deliver to the Bond Issuer a report of an Independent registered public accounting firm reasonably acceptable to the Bond Issuer that attests to and reports on, in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act, the assessment of compliance made by the Bond Trustee and delivered pursuant to clause (i).

Section 6.02 Rights of Bond Trustee.

Subject to the provisions of Trust Indenture Act § 315:

(a) the Bond Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, paper or other document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Bond Trustee need not investigate any matter or fact stated in such document;

(b) any request or direction of the Bond Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request;

(c) before the Bond Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer’s Certificate or an Opinion of Counsel of external counsel of the Bond Issuer (at no cost or expense to the Bond Trustee) that such action is required or permitted hereunder. The Bond Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(d) the Bond Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Bond Indenture and the Bonds shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e) the Bond Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Bond Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Bondholders pursuant to this Bond Indenture, unless such Bondholders shall have offered to the Bond Trustee security or indemnity satisfactory to it against the cost, expenses (including reasonable legal fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction;

(f) the Bond Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, paper or other document;

(g) the Bond Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Bond Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney custodian or nominee appointed with due care by it hereunder; and the Bond Trustee shall give prompt written notice to the Rating Agencies of the appointment of any such agent, custodian or nominee to whom it delegates any of its express duties under this Bond Indenture; provided, that the Bond Trustee shall not be obligated to give such notice (i) if the Bond Issuer or the Holders have directed the Bond Trustee to appoint such agent, custodian or nominee (in which event the Bond Issuer shall give prompt notice to the Rating Agencies of any such direction) or (ii) of the appointment of any agents, custodians or nominees made at any time that an Event of Default on account of non-payment of principal or interest on the Bonds or insolvency of the Bond Issuer has occurred and is continuing.

(h) the Bond Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Bonds relating to the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee, or exercising any trust or power conferred upon the Bond Trustee, under this Bond Indenture;

(i) the Bond Trustee shall not be required to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk is not reasonably assured to it;

(j) the Bond Trustee shall not be personally liable for any action taken or suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Bond Indenture; provided, however, that the Bond Trustee’s conduct does not constitute willful misconduct, negligence or bad faith;

(k) in the event that the Bond Trustee is also acting as Paying Agent, authenticating agent or Bond Registrar hereunder, the rights and protections afforded to the Bond Trustee pursuant to this Article VI shall also be afforded to such Paying Agent, authenticating agent or Bond Registrar;

(l) the Bond Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer obtains actual knowledge of such event or the Bond Trustee receives written notice of such event from the Bond Issuer, the Servicer or a majority of the Holders of Bonds of the Tranche or Tranches so affected;

(m) without limiting its rights under bankruptcy law, when the Bond Trustee incurs expenses or renders services in connection with the insolvency or bankruptcy of any party hereto or with the Basic Documents to which it is a party such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy or insolvency law;

(n) the Bond Trustee shall not be required to give any bond or surety in respect of the execution of the trust created herby or the power granted hereunder;

(o) in no event shall the Bond Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Bond Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(p) the right of the Bond Trustee to perform any discretionary act enumerated in this Bond Indenture shall not be construed as a duty, and the Bond Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(q) the Bond Trustee shall have no duty to file any financing statement or continuation statement evidencing a security interest or to maintain any such filing, or to maintain any insurance; and

(r) the Bond Trustee shall have no obligation to supervise the Servicer or act as successor Servicer, and shall not be liable for any default or misconduct of the Servicer.

Section 6.03 Individual Rights of Bond Trustee.

The Bond Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Bond Issuer or its affiliates with the same rights it would have if it were not Bond Trustee. Any Paying Agent, Bond Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Bond Trustee must comply with Sections 6.11 and 6.12.

Section 6.04 Bond Trustee’s Disclaimer.

Except as set forth in Section 6.13, the Bond Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Bond Indenture or the Bonds, it shall not be accountable for the Bond Issuer’s use of the proceeds from the Bonds, and it shall not be responsible for any statement of the Bond Issuer in the Bond Indenture or in any document issued in connection with the sale of the Bonds or in the Bonds other than the Bond Trustee’s certificate of authentication. The Bond Trustee shall not be responsible for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, for the validity, priority or perfection of any lien or security interest granted to it hereunder (except to the extent impaired by action or omission constituting negligence or willful misconduct on the part of the Bond Trustee, or for or in respect of the Bonds (other than the certificate of authentication for the Bonds) or the Basic Documents and the Bond Trustee shall in no event assume or incur any liability, duty or obligation to any Holder, other than as expressly provided in this Bond Indenture. The Bond Trustee shall not be liable for the default or misconduct of the Bond Issuer or the Servicer under the Basic Documents or otherwise, and the Bond Trustee shall have no obligation or liability to perform the obligations of such Persons.

Section 6.05 Notice of Defaults.

If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Bond Trustee, the Bond Trustee shall transmit to each Holder of Bonds and to the Rating Agencies notice of the Default within 30 days after actual notice of such Default was received by a Responsible Officer of the Bond Trustee (provided that the Bond Trustee shall give the Rating Agencies prompt written notice of any payment Default in respect of the Bonds). Except in the case of a Default in payment of principal of or interest on any Bond, the Bond Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith after consultation with the Certificate Trustee determines that prompt notice of the Default is not likely to be material to Holders and the Default is likely to be cured and therefore that withholding the notice is in the interests of Bondholders and the Certificateholders.

Section 6.06 Reports by Bond Trustee to Holders.

(a) So long as the Bond Trustee is the Bond Registrar and Paying Agent, upon the written request of a Bondholder the Bond Trustee shall deliver to such Bondholder such information in its possession as may be required to enable such Holder to prepare its federal and state income tax returns.

(b) On or prior to each Payment Date therefor, the Bond Trustee will provide to each Holder of Bonds on such Payment Date a statement prepared by the Servicer and provided to the Bond Trustee which will include (to the extent applicable) the following information as to the Bonds with respect to such Payment Date or the period since the previous Payment Date, as applicable:

(i) the amount of the payment to Bondholders allocable to principal;

(ii) the amount of the payment to Bondholders allocable to interest;

(iii) the Outstanding Amount, after giving effect to payments allocated to principal reported under (i) above;

(iv) the difference, if any, between the Outstanding Amount and the Projected Principal Balance as of such Payment Date, after giving effect to payments to be made on such Payment Date;

(v) the amount on deposit in the Capital Subaccount as of the Payment Date;

(vi) the amount, if any, on deposit in the Excess Funds Subaccount as of the Payment Date;

(vii) the amount paid to the Bond Trustee, the Delaware Trustee, and the Certificate Trustee since the previous Payment Date;

(viii) the amount paid to the Servicer since the previous Payment Date;

(ix) the amount paid to the Administrator since the previous Payment Date; and

(x) any other transfers and payments to be made pursuant to the Bond Indenture since the previous Payment Date.

(c) The Bond Issuer shall send a copy of each Certificate of Compliance delivered to it pursuant to Section 3.03 of the Servicing Agreement and Annual Accountant’s Report delivered to it pursuant to Section 3.04 of the Servicing Agreement to the Bond Trustee, the Certificate Trustee, the Bondholders and the Rating Agencies and to the Servicer for posting on the 17g-5 Website in accordance with Rule 17g-5 of the Commission.

(d) The Bond Trustee will provide to the Certificate Trustee the statement required to be sent to Certificateholders pursuant to Section 4.03 of the Certificate Indenture, such statement to be prepared by the Servicer and provided to the Bond Trustee with the statement referenced in 6.06(b) above.

Section 6.07 Compensation and Indemnity.

Subject to Section 8.02(e), the Bond Issuer shall pay to the Bond Trustee from time to time reasonable compensation for its services. The Bond Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

Subject to Section 8.02(e), the Bond Issuer shall reimburse the Bond Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Bond Trustee’s agents, counsel, accountants and experts. Subject to Section 8.02(e), the Bond Issuer shall indemnify, defend and hold harmless the Bond Trustee and any of its affiliates, officials, officers, directors, employees, consultants, counsel and agents (the “Indemnified Persons”) from and against any and all losses, claims, actions, suits, taxes, damages, expenses (including, without limitation, reasonable legal fees and expenses) and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, administration, operation or termination of this trust and the performance by the Bond Trustee of its duties hereunder, the failure of the Bond Issuer or any other Person (other than the Person being indemnified) to perform its obligations hereunder or under any of the Basic Documents, or otherwise in connection with the Basic Documents or the transactions contemplated thereby, provided, however , that the Bond Issuer is not required to indemnify any Indemnified Person for any Expenses that result from the willful misconduct or negligence of such Indemnified Person. The willful misconduct or negligence of any Bond Trustee shall not affect the rights of any predecessor or successor Bond Trustee hereunder. The Indemnified Person shall notify the Bond Issuer as soon as is reasonably practicable of any claim for which it may seek indemnity. Failure by the Indemnified Person to so notify the Bond Issuer shall not relieve the Bond Issuer of its obligations hereunder. The Bond Issuer shall defend the claim and the Indemnified Person may have separate counsel and the Bond Issuer shall pay the fees and expenses of such counsel. The Bond Issuer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.07, (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

The Bond Issuer’s payment obligations to the Bond Trustee pursuant to this Section shall survive the discharge of this Bond Indenture or the earlier resignation or removal of the Bond Trustee. When the Bond Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.01(d) or (e) with respect to the Bond Issuer, the expenses are intended to constitute expenses of administration under Title Il of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

The Bond Issuer acknowledges and agrees that under the Certificate Indenture the Certificate Trustee shall pay the fees and expenses of, and shall indemnify and hold harmless the Bond Trustee and the Delaware Trustee, to the extent that payments required to be made by the Bond Issuer to the Bond Trustee under this Section 6.07 or to the Delaware Trustee under the Fee and Indemnity Agreement, as the case may be, are not made by the Bond Issuer when due.

Section 6.08 Replacement of Bond Trustee and Securities Intermediary.

The Bond Trustee may resign at any time by so notifying the Bond Issuer, provided, however, that no such resignation shall be effective until either (a) the Collateral has been completely liquidated and the proceeds of the liquidation distributed to the Bondholders or (b) a successor trustee having the qualifications set forth in Section 6.11 has been designated and has accepted such trusteeship. The Holders of a majority in Outstanding Amount of the Bonds may remove the Bond Trustee by so notifying the Bond Trustee and may appoint a successor Bond Trustee. The Bond Issuer shall remove the Bond Trustee if:

(a) the Bond Trustee fails to comply with Section 6.11;

(b) the Bond Trustee is adjudged a bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Bond Trustee or its property;

(d) the Bond Trustee otherwise becomes incapable of acting; or

(e) the Bond Trustee fails to provide to the Bond Issuer any information reasonably requested by Bond Issuer pertaining to the Bond Trustee and necessary for the Bond Issuer or the Sponsor to comply with its reporting obligations under the Exchange Act and Regulation AB and such failure is not resolved to the Bond Issuer’s and the Bond Trustee’s mutual satisfaction within a reasonable period of time.

Any removal or resignation of the Bond Trustee shall also constitute a removal or resignation of the Securities Intermediary.

If the Bond Trustee resigns or is removed or if a vacancy exists in the office of Bond Trustee for any reason (the Bond Trustee in such event being referred to herein as the retiring Bond Trustee), the Bond Issuer shall promptly appoint a successor Bond Trustee and Securities Intermediary.

A successor Bond Trustee shall deliver a written acceptance of its appointment to the retiring Bond Trustee and to the Bond Issuer. Thereupon the resignation or removal of the retiring Bond Trustee shall become effective, and the successor Bond Trustee shall have all the rights, powers and duties of the Bond Trustee and Securities Intermediary under this Bond Indenture. The successor Bond Trustee shall mail a notice of its succession to Bondholders and to the Rating Agencies. The retiring Bond Trustee shall promptly transfer all property held by it as Bond Trustee to the successor Bond Trustee.

If a successor Bond Trustee does not take office within 60 days after the retiring Bond Trustee resigns or is removed, the retiring Bond Trustee, the Bond Issuer or the Holders of a majority in Outstanding Amount of the Bonds may petition any court of competent jurisdiction for the appointment of a successor Bond Trustee.

If the Bond Trustee fails to comply with Section 6.11, any Bondholder may petition any court of competent jurisdiction for the removal of the Bond Trustee and the appointment of a successor Bond Trustee.

Notwithstanding the replacement of the Bond Trustee pursuant to this Section, the Bond Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Bond Trustee.

Section 6.09 Successor Bond Trustee by Merger.

If the Bond Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Bond Trustee. The successor Bond Trustee shall mail a notice of its merger, conversion, consolidation or transfer to the Rating Agencies.

In case at the time such successor or successors by merger, conversion, consolidation or transfer to the Bond Trustee shall succeed to the trusts created by this Bond Indenture any of the Bonds shall have been authenticated but not delivered, any such successor to the Bond Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Bonds so authenticated; and in case at that time any of the Bonds shall not have been authenticated, any successor to the Bond Trustee may authenticate such Bonds either in the name of any predecessor hereunder or in the name of the successor to the Bond Trustee; and in all such cases such certificates shall be valid for all purposes hereunder and under the Bonds.

Section 6.10 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Bond Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located or to address divergent or conflicting interests among Holders of Certificates of separate Tranches of Certificates as a result of variations in terms of the respective underlying Bonds of corresponding Tranches, the Bond Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Bondholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Bond Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Bondholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof. Notice of any such appointment shall be promptly given to each Rating Agency by the Bond Trustee.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Bond Trustee shall be conferred or imposed upon and exercised or performed by the Bond Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Bond Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Bond Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Bond Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Bond Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Bond Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Bond Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Bond Trustee or separately, as may be provided therein, subject to all the provisions of this Bond Indenture, specifically including every provision of this Bond Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Bond Trustee. Every such instrument shall be filed with the Bond Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Bond Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Bond Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Bond Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11 Eligibility; Disqualification.

The Bond Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a) and Section 310(a)(5). The Bond Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term debt rating of at least “A” (or the equivalent thereof) or better by the Rating Agencies. The Bond Trustee shall comply with Trust Indenture Act Section 310(b), including the optional provision permitted by the second sentence of Trust Indenture Act Section 310(b)(9); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities of the Bond Issuer are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

Section 6.12 Preferential Collection of Claims Against Bond Issuer.

The Bond Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Bond Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

Section 6.13 Representations and Warranties of Bond Trustee.

The Bond Trustee hereby represents and warrants that:

(a) the Bond Trustee is a national banking association validly existing in good standing under the laws of the United States; and

(b) the Bond Trustee has full power, authority and legal right to execute, deliver and perform this Bond Indenture and the Basic Documents to which the Bond Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Bond Indenture and such Basic Documents.

Section 6.14 Custody of Collateral.

The Bond Trustee shall hold such of the Collateral (and any other collateral that may be granted to the Bond Trustee) as consists of instruments, deposit accounts, securities accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Bond Trustee shall hold such of the Collateral as constitutes investment property through the Securities Intermediary (which, as of the date hereof, is U.S. Bank National Association). The initial Securities Intermediary, hereby agrees (and each future Securities Intermediary shall agree) with the Bond Trustee that (a) such investment property shall at all times be credited to a securities account of the Bond Trustee, (b) the Securities Intermediary shall treat the Bond Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) the Securities Intermediary shall comply with entitlement orders originated by the Bond Trustee without the further consent of any other Person, (e) the Securities Intermediary will not agree with any Person other than the Bond Trustee to comply with entitlement orders originated by such other Person, (f) such securities accounts and the property credited thereto shall not be subject to any Lien or right of set-off in favor of the Securities Intermediary or anyone claiming through it (other than the Bond Trustee), and (g) such securities accounts shall be governed by the internal laws of the State of New York. Terms used in the preceding sentence that are defined in the UCC and not otherwise defined herein shall have the meaning set forth in the UCC. Except as permitted by this Section 6.14, or elsewhere in this Bond Indenture, the Bond Trustee shall not hold Collateral through an agent or a nominee.

ARTICLE VII

Bondholders’ Lists and Reports

Section 7.01 Bond Issuer To Furnish Bond Trustee Names and Addresses of Bondholders.

The Bond Issuer will furnish or cause to be furnished to the Bond Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) six months after the last Record Date, a list, in such form as the Bond Trustee may reasonably require, of the names and addresses of the Holders of Bonds as of such Record Date, (b) at such other times as the Bond Trustee may request in writing, within 30 days after receipt by the Bond Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided however that so long as the Bond Trustee is the Bond Registrar, no such list shall be required to be furnished.

Section 7.02 Preservation of Information: Communications to Bondholders.

(a) The Bond Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Bonds contained in the most recent list furnished to the Bond Trustee as provided in Section 7.01 and the names and addresses of Holders of Bonds received by the Bond Trustee in its capacity as Bond Registrar. The Bond Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b) Bondholders may communicate pursuant to Trust Indenture Act Section 312(b) with other Bondholders with respect to their rights under this Bond Indenture or under the Bonds.

(c) The Bond Issuer, the Bond Trustee and the Bond Registrar shall have the protection of Trust Indenture Act Section 312(c).

Section 7.03 Reports by Bond Issuer.

(a) The Bond Issuer shall:

(i) so long as the Bond Issuer is required to file such documents with the Commission, file with the Bond Trustee, within 15 days after the Bond Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Bond Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) provide to the Bond Trustee and file with the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Bond Issuer with the conditions and covenants of this Bond Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Bond Trustee (and the Bond Trustee shall transmit to all Bondholders described in Trust Indenture Act Section 313(c)) such summaries of any information, documents and reports required to be filed by the Bond Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Bond Issuer otherwise determines and provides written notice to the Bond Trustee, the fiscal year of the Bond Issuer shall end on December 31 of each year.

Section 7.04 Reports by Bond Trustee.

If required by Trust Indenture Act Section 313(a), within 60 days after December 31 of each year, commencing December 31, 2013, the Bond Trustee shall transmit to each Holder of Bonds as required by Trust Indenture Act Section 313(c) a brief report dated as of such date that complies with Trust Indenture Act Section 313(a). The Bond Trustee also shall comply with Trust Indenture Act Section 313(b); provided, however, that the initial report so issued shall be delivered not more than twelve (12) months after the date hereof.

A copy of each report at the time of its mailing to Bondholders shall be filed by the Bond Trustee with the Commission and each stock exchange, if any, on which the Bonds are listed. The Bond Issuer shall notify the Bond Trustee if and when the Bonds are listed on any stock exchange.

ARTICLE VIII

Accounts, Disbursements and Releases

Section 8.01 Collection of Money.

Except as otherwise expressly provided herein, the Bond Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Bond Trustee, the Certificate Trustee or the Delaware Trustee pursuant to this Bond Indenture, the Certificate Indenture and the Fee and Indemnity Agreement. The Bond Trustee shall apply all such money received by it as provided in this Bond Indenture. Except as otherwise expressly provided in this Bond Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Bond Trustee may take such action as may be appropriate to enforce such payment or performance, subject to Article VI, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Bond Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02 Collection Account.

(a)(i) Prior to the Issuance Date, the Bond Trustee shall cause to be established with the Securities Intermediary, in the Bond Trustee’s name, located at the Bond Trustee’s Corporate Trust Office, or at another Eligible Institution, one or more segregated trust accounts in the Bond Trustee’s name for the deposit of Estimated Phase-In-Recovery Charge Payments and other amounts remitted under the Servicing Agreement (collectively, the “Collection Account”). The Bond Trustee shall hold the Collection Account for the benefit of Bondholders, the Bond Trustee and the other Persons indemnified hereunder or under the Fee and Indemnity Agreement. The Collection Account will consist of three subaccounts: a general subaccount (the “General Subaccount”), an excess funds subaccount (the “Excess Funds Subaccount” and a capital subaccount (the “Capital Subaccount”). All amounts in the Collection Account not allocated to any other subaccount shall be allocated to the General Subaccount. Prior to the initial Payment Date, all amounts in the Collection Account shall be allocated to the General Subaccount. All references to the Collection Account shall be deemed to include reference to all subaccounts contained therein. Withdrawals from and deposits to each of the foregoing subaccounts of the Collection Account shall be made as set forth in this Section 8.02. The Collection Account shall at all times be maintained in an Eligible Account and only the Bond Trustee shall have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with this Bond

Indenture. Funds in the Collection Account shall not be commingled with any other moneys. Except as provided in Section 8.03, all moneys deposited from time to time in the Collection Account, all deposits therein pursuant to this Bond Indenture, and all investments made in Eligible Investments with such moneys, including all income or other gain from such investments, shall be held by the Bond Trustee in the Collection Account as part of the Collateral as herein provided.

(ii) The Securities Intermediary hereby confirms that (A) the Collection Account is, or at inception will be established as, a “securities account” as such term is defined in Section 8-501(a) of the UCC, (B) it is a “securities intermediary” (as such term is defined in Section 8-102(a) (14) of the UCC) and is acting in such capacity with respect to such accounts, and (C) the Bond Trustee for the benefit of the Bondholders is the sole “entitlement holder” (as such term is defined in Section 8-102(a)(7) of the UCC) with respect to such accounts and no other Person shall have the right to give “entitlement orders” (as such term is defined in Section 8-102(a)(8)) with respect to such accounts. The Securities Intermediary hereby further agrees that each item of property (whether investment property, financial asset, security, instrument or cash) received by it will be credited to the Collection Account and shall be treated by it as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. Notwithstanding anything to the contrary, New York State shall be deemed to be the jurisdiction of the Securities Intermediary for purposes of Section 8-110 of the UCC, and the Collection Account (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York.

(b) The Bond Trustee shall have sole dominion and exclusive control over all moneys in the Collection Account and shall apply such amounts therein as provided in this Section 8.02. The Bond Trustee shall also pay from the Collection Account any amounts requested to be paid by the Servicer pursuant to Section 4.03(b) of the Servicing Agreement.

(c) All Estimated Phase-In-Recovery Charge Payments and other remittances under the Servicing Agreement shall be deposited in the General Subaccount as provided in Section 4.03 of the Servicing Agreement. All deposits to and withdrawals from the Collection Account and all allocations to the subaccounts of the Collection Account shall be made by the Bond Trustee in accordance with the written instructions provided by the Servicer in the Semiannual Servicer Certificate or as otherwise provided herein.

(d) On any Business Day upon which the Bond Trustee receives a written request from the Administrator stating that any Operating Expense payable by the Bond Issuer (but only as described in clauses (i) through (iv) below) will become due and payable prior to the next succeeding Payment Date, and setting forth the amount and nature of such Operating Expenses, as well as any supporting documentation that the Bond Trustee may reasonably request, the Bond Trustee, upon receipt of such information and subject to the Cap, will make payment of such Operating Expenses on or before the date such payment is due from amounts on deposit in the General Subaccount, the Excess Funds Subaccount and the Capital Subaccount, in that order and only to the extent required to make such payment.

(e) On each semiannual Payment Date, or for any amount payable under clauses (i) through (iv) below, on any Business Day, the Bond Trustee shall apply, at the direction of the Servicer and subject to the Cap if applicable, all amounts on deposit in the Collection Account, including all earnings thereon, to allocate or pay the following amounts, in accordance with the Semiannual Servicer Certificate, in the following priority:

(i) first, all fees, costs, expenses (including legal fees and expenses) and indemnity amounts owed by the Bond Issuer to the Bond Trustee, Certificate Trustee and Delaware Trustee under the applicable Basic Documents shall be paid to the Bond Trustee, Certificate Trustee and Delaware Trustee (subject to Section 6.07), respectively, and, second, all fees, costs, expenses (including legal fees and expenses) and indemnity amounts owed by the Bond Issuer to the Certificate Issuer under the applicable Basic Documents shall be paid to the Certificate Issuer; provided that the total of the foregoing amounts paid shall not exceed $100,000 annually;

(ii) the Servicing Fee for such Payment Date and all unpaid Servicing Fees from prior Payment Dates shall be paid to the Servicer;

(iii) the Administration Fee and all unpaid Administration Fees from prior Payment Dates shall be paid to the Administrator and amounts due independent directors of the Bond Issuer shall be paid to such independent directors;

(iv) the payment of all other Operating Expenses for such Payment Date shall be paid to the Persons entitled thereto;

(v) first, any overdue Semiannual Interest (together with, to the extent lawful, interest on such overdue Semiannual Interest at the applicable Bond Interest Rate) and second, Semiannual Interest for such Payment Date shall be paid to the Bondholders;

(vi)(A) first, principal due and payable on the Bonds as a result of an Event of Default (and assuming the Bonds have been declared immediately due and payable) or on the Final Maturity Date of a Tranche of the Bonds shall be paid to the Bondholders and (B) second, Semiannual Principal for such Payment Date shall be paid to the Bondholders in accordance with the priorities set forth in Section 2.01(c)(iii);

(vii) unpaid Operating Expenses (including, without limitation, fees, expenses and indemnity amounts) owed by the Bond Issuer under the Basic Documents shall be paid first, to the Persons entitled thereto (other than the Bond Trustee, Delaware Trustee and Certificate Trustee) and second, to the Bond Trustee, Delaware Trustee and Certificate Trustee;

(viii) the amount, if any, by which the Required Capital Level exceeds the amount in the Capital Subaccount as of such Payment Date shall be allocated to the Capital Subaccount;

(ix) an amount equal to one-half of 6.85% of the Required Capital Level shall be paid to the Seller;

(x) reimbursement of the Servicer for any amounts paid by the Servicer to the Bond Trustee, Delaware Trustee or Certificate Trustee pursuant to Section 6.02(f) of the Servicing Agreement;

(xi) the balance, if any, shall be allocated to the Excess Funds Subaccount for distribution on subsequent Payment Dates; and

(xii) after, first, the payment of all principal of and interest on all Bonds and all other approved Financing Costs, and second, the payment of any unpaid amounts due the Bond Trustee, the Certificate Trustee or the Delaware Trustee under clause (i) above that exceeded the Cap, then the balance, if any, shall be paid to the Bond Issuer, free from the Lien of this Bond Indenture.

All payments of interest pursuant to clause (v), shall be allocated among each Tranche of Bonds pro rata based upon the respective amounts of interest owed on the Bonds of each Tranche, and allocated and paid to Holders within each Tranche pro rata based upon the respective principal amount of Bonds held. All payments of principal pursuant to clause (vi)(A) shall be made to such Holders pro rata based on the respective principal amounts of Bonds held by such Holders. All payments of principal pursuant to clause (vi)(B) above shall be made to the Holders of the Tranche then entitled to payment, based upon the Expected Amortization Schedule in accordance with the priority set forth in Section 2.01(c)(iii).

In accordance with the Financing Order, certain approved ongoing Financing Costs recoverable through Phase-In-Recovery Charges (including, without limitation, those referenced in clauses (i) through (iv), (vii), (ix) and (x) above) may not exceed on an annual basis the aggregate amount approved for such ongoing Financing Costs by more than 5%. The sum of such approved annual ongoing Financing Costs ($1,072,732) plus an amount equal to 5% of such costs is equal to $1,126,369, which amount is referred to as the “Cap”. The ongoing Financing Costs referenced in clauses (i) through (iv), (vii), (ix) and (x) above, to the extent in excess of the Cap for any given annual period, may be recovered in any subsequent annual period (subject to the annual Cap in such subsequent period). Unused Cap amounts in a given year will not be available for recovery of any ongoing Financing Costs in a subsequent year. In the case of a non-utility Servicer with a servicing fee of 0.75% of the initial principal balance of the Bonds (the maximum permitted to be paid to a non-utility Servicer under the Financing Order), as compared to 0.10% to be paid to the initial Servicer, the Cap would be $4,277,550.

(f) If on any Payment Date, or for any amounts payable under clauses (i) through (iv) above, on any Business Day, funds on deposit in the General Subaccount are insufficient to make the payments contemplated by clauses (i) through (vi) of Section 8.02(e), the Bond Trustee shall (i) first, draw from amounts on deposit in the Excess Funds Subaccount and (ii) second, draw from amounts on deposit in the Capital Subaccount, in each case, up to the amount of such shortfall in order to make the payments contemplated by clauses (i) through (vi) of Section 8.02(e). In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the allocation contemplated by clause (viii) of Section 8.02(e), the Bond Trustee shall draw from amounts on deposit in the Excess Funds Subaccount to make such allocation. If on any Payment Date funds on deposit in the Collection Account are insufficient to make the transfers contemplated by clause (v) of Section 8.02(e), the Bond Trustee will allocate the funds drawn pursuant to the first sentence of this paragraph among the Tranches pro rata as provided in Section 8.02(e).

Section 8.03 General Provisions Regarding the Collection Account.

(a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Collection Account shall be invested in Eligible Investments and reinvested by the Bond Trustee upon Issuer Order. All income or other gain from investments of moneys deposited in the Collection Account shall be deposited by the Bond Trustee in the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Bond Issuer will not direct the Bond Trustee to make any investment of any funds or to sell any investment held in the Collection Account unless the security interest Granted and perfected in such Collection Account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Bond Trustee to make any such investment or sale, if requested by the Bond Trustee, the Bond Issuer shall deliver to the Bond Trustee an Opinion of Counsel, reasonably acceptable to the Bond Trustee, to such effect. In no event shall the Bond Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon. The Bond Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Bond Issuer to provide timely written investment direction. The Bond Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction pursuant to an Issuer Order. If the rating of the Eligible Institution, which may be the Bond Trustee’s Corporate Trust Office, falls below the rating requirements set forth in clause (b) of the definition of Eligible Institution, the Bond Issuer on behalf of the Certificate Issuer shall, within one month after notice of such rating change, cause the Collection Account to be transferred to an institution meeting the requirements set forth in clause (b) of the definition of “Eligible Institution.”

(b) Subject to Section 6.01(c), the Bond Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Eligible Investment included therein except for losses attributable to the Bond Trustee’s failure to make payments on such Eligible Investments issued by the Bond Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c) If (i) the Bond Issuer shall have failed to give written investment directions for any funds on deposit in the Collection Account to the Bond Trustee by 11:00 am. Eastern Time (or such other time as may be agreed by the Bond Issuer and Bond Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Bonds but the Bonds shall not have been declared due and payable pursuant to Section 5.02; then the Bond Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Collection Account in the money market fund (described in clause (d) of the definition of “Eligible Investments”) specified in the most recent investment directions delivered by the Bond Issuer to the Bond Trustee with respect to such type of Eligible Investments; provided that if the Bond Issuer has never delivered written investment directions to the Bond Trustee, the Bond Trustee shall not invest or reinvest such funds in any investments.

Section 8.04 Release of Collateral.

(a) The Bond Trustee may, and when required by the provisions of this Bond Indenture shall, execute instruments to release property from the Lien of this Bond Indenture, or convey the Bond Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Bond Indenture. No party relying upon an instrument executed by the Bond Trustee as provided in this Article VIII shall be bound to ascertain the Bond Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) The Bond Trustee shall, at such time as there are no Bonds Outstanding and all sums payable by the Bond Issuer to the Bond Trustee, the Certificate Trustee and the Delaware Trustee under this Bond Indenture have been paid, release any remaining portion of the Collateral that secured the Bonds from the Lien of this Bond Indenture and release to the Bond Issuer or any other Person entitled thereto any funds then on deposit in the Collection Account. The Bond Trustee shall release property from the Lien of this Bond Indenture pursuant to this Section 8.04(b) only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the Trust Indenture Act) Independent Certificates in accordance with Trust Indenture Act Sections 314(c) and 314(d)(I) meeting the applicable requirements of Section 11.01.

Section 8.05 Opinion of Counsel.

The Bond Trustee shall receive at least seven days’ notice when requested by the Bond Issuer to take any action pursuant to Section 8.04 (a), accompanied by copies of any instruments involved, and the Bond Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Bond Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Bonds or the rights of the Bondholders in contravention of the provisions of this Bond Indenture; provided, however that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Bond Trustee in connection with any such action.

Section 8.06 Reports by Independent Registered Accountants.

As of the Issuance Date, the Bond Issuer shall appoint a firm of Independent registered public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Bond Indenture. Upon any resignation by such firm the Bond Issuer shall provide written notice thereof to the Bond Trustee and shall promptly appoint a successor thereto that shall also be a firm of Independent registered public accountants of recognized national reputation. If the Bond Issuer shall fail to appoint a successor to a firm of Independent registered public accountants that has resigned within 15 days after such resignation, the Bond Trustee shall promptly notify the Bond Issuer of such failure in writing. If the Bond Issuer shall not have appointed a successor within 10 days thereafter the Bond Trustee shall promptly appoint a successor firm of Independent registered public accountants of recognized national reputation; provided, however, that the Bond Trustee shall have no liability with respect to such appointment if the Bond Trustee acted with due care with respect thereto. The fees of such Independent registered public accountants and its successor shall be payable by the Bond Issuer.

ARTICLE IX

Supplemental Bond Indentures

Section 9.01 Supplemental Bond Indentures Without Consent of Bondholders.

(a) Without the consent of the Holders of any Bonds but with prior notice to the Rating Agencies, the Bond Issuer, the Bond Trustee and the Certificate Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form reasonably satisfactory to the Bond Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the Lien of this Bond Indenture, or better to assure, convey and confirm unto the Bond Trustee any property subject or required to be subjected to the Lien of this Bond Indenture, or to subject to the Lien of this Bond Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Bond Issuer, and the assumption by any such successor of the covenants of the Bond Issuer herein and in the Bonds contained;

(iii) to add to the covenants of the Bond Issuer, for the benefit of the Holders of the Bonds, or to surrender any right or power herein conferred upon the Bond Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Bond Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental bond indenture which may be inconsistent with any other provision herein or in any supplemental bond indenture or to make any other provisions with respect to matters or questions arising under this Bond Indenture or in any supplemental bond indenture; provided, however, that such action shall not adversely affect the interests of the Holders of the Bonds or holders of the Certificates;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Bonds and to add to or change any of the provisions of this Bond Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(vii) to modify, eliminate or add to the provisions of this Bond Indenture to such extent as shall be necessary to effect the qualification of this Bond Indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to this Bond Indenture such other provisions as may be expressly required by the Trust Indenture Act.

The Bond Trustee is hereby authorized to join in the execution of any such supplemental bond indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Bond Issuer and the Bond Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Bonds, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Bond Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Bond Indenture; provided, however, that (i) such action shall not, as evidenced by an Officer’s Certificate, adversely affect in any material respect the interests of the Bondholders or the holders of Certificates and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

Section 9.02 Supplemental Bond Indentures with Consent of Bondholders.

The Bond Issuer and the Bond Trustee, when authorized by an Issuer Order, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Bonds of each Tranche to be affected, by Act of such Holders delivered to the Bond Issuer and the Bond Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Bond Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Bond Indenture; provided, however, that no such supplemental bond indenture shall, without the consent of the Holder of each Outstanding Bond of each Tranche affected thereby:

(i) change the date of payment of any installment of principal of or interest on any Bond, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Bond Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Bonds, or change any place of payment where, or the coin or currency in which, any Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Bond Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Bonds on or after the respective due dates thereof;

(ii) reduce the percentage of the Outstanding Amount of the Bonds or of a Tranche thereof, the consent of the Holders of which is required for any such supplemental bond indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Bond Indenture or certain defaults hereunder and their consequences provided for in this Bond Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv) reduce the percentage of the Outstanding Amount of the Bonds required to direct the Bond Trustee to direct the Bond Issuer to sell or liquidate the Collateral pursuant to Section 5.04;

(v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Bond Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Bond affected thereby;

(vi) modify any of the provisions of this Bond Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Bond on any Payment Date (including the calculation of any of the individual components of such calculation); or

(vii) permit the creation of any Lien ranking prior to or on a parity with the Lien of this Bond Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the Lien of this Bond Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security provided by the Lien of this Bond Indenture.

The Bond Trustee, after consultation with the Certificate Trustee, may in its discretion determine whether or not any Bonds or Certificates of a Tranche would be affected by any supplemental bond indenture and any such determination shall be conclusive upon the Holders of all Bonds and holders of all Certificates of such Tranche, whether theretofore or thereafter authenticated and delivered hereunder. Neither the Bond Trustee nor the Certificate Trustee shall be liable for any such determination made in good faith.

It shall not be necessary for any Act of Bondholders under this Section 9.02 to approve the particular form of any proposed supplemental bond indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Bond Issuer and the Bond Trustee of any supplemental bond indenture pursuant to this Section 9.02, the Bond Issuer shall send to the Rating Agencies, the Certificate Trustee and the Holders of the Bonds to which such amendment or supplemental bond indenture relates a copy such supplemental bond indenture. Any failure of the Bond Trustee to send such copy, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental bond indenture.

Section 9.03 Execution of Supplemental Bond Indentures.

In executing any supplemental bond indenture permitted by this Article IX or the modifications thereby of the trusts created by this Bond Indenture, the Bond Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental bond indenture is authorized or permitted by this Bond Indenture. The Bond Trustee may, but shall not be obligated to, enter into any such supplemental bond indenture that affects the Bond Trustee’s own rights, duties, liabilities or immunities under this Bond Indenture or otherwise.

Section 9.04 Effect of Supplemental Bond Indenture.

Upon the execution of any supplemental bond indenture pursuant to the provisions hereof, this Bond Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to each Tranche of Bonds affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Bond Indenture of the Bond Trustee, the Bond Issuer and the Holders of the Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental bond indenture shall be and be deemed to be part of the terms and conditions of this Bond Indenture for any and all purposes. If required by the Bond Trustee, Bonds may bear a notation in form approved by the Bond Trustee as to any matter provided for in such supplemental bond indenture. If the Bond Issuer or the Bond Trustee shall so determine, new Bonds so modified as to conform, in the opinion of the Bond Trustee and the Bond Issuer, to any such supplemental bond indenture may be prepared and executed by the Bond Issuer and authenticated and delivered by the Bond Trustee in exchange for Outstanding Bonds.

Section 9.05 Conformity with Trust Indenture Act.

Every amendment of this Bond Indenture and every supplemental bond indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Bond Indenture shall then be qualified under the Trust Indenture Act.

ARTICLE X

Redemption of Bonds

Section 10.01 Optional Redemption by Bond Issuer.

This Bond Indenture does not permit optional redemption of Bonds under any circumstances.

ARTICLE XI

Miscellaneous

Section 11.01 Compliance Certificates and Opinions, etc.

(a) Upon any application or request by the Bond Issuer to the Bond Trustee to take any action under any provision of this Bond Indenture, the Bond Issuer shall furnish to the Bond Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Bond Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the Trust Indenture Act) an Independent Certificate from a firm of registered public accountants meeting the applicable requirements of this Section 11.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Bond Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Bond Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) (i) Prior to the deposit of any Collateral or other property or securities with the Bond Trustee that is to be made the basis for the release of any property or securities subject to the Lien of this Bond Indenture, the Bond Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Bond Indenture, furnish to the Bond Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Bond Issuer of the Collateral or other property or securities to be so deposited.

(ii) Whenever the Bond Issuer is required to furnish to the Bond Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Bond Issuer shall also deliver to the Bond Trustee an Independent Certificate as to the same matters, if the fair value to the Bond Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Bond Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is ten percent or more of the Outstanding Amount of the Bonds, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Bond Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Bonds.

(iii) Whenever any property or securities are to be released from the Lien of this Bond Indenture other than pursuant to Section 8.02, the Bond Issuer shall also furnish to the Bond Trustee an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Bond Indenture in contravention of the provisions hereof.

(iv) Whenever the Bond Issuer is required to furnish to the Bond Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Bond Issuer shall also furnish to the Bond Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, or securities released from the Lien of this Bond Indenture (other than pursuant to Section 8.02 hereof) since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10 percent or more of the Outstanding Amount of the Bonds, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Outstanding Amount of the Bonds.

(v) Notwithstanding Section 2.11 or any other provision of this Section 11.01, the Bond Issuer may (A) collect, liquidate, sell or otherwise dispose of the Phase-In-Recovery Property and the Phase-In-Recovery Charge as and to the extent permitted or required by the Basic Documents and (B) cause the Bond Trustee to make cash payments out of the Collection Account as and to the extent permitted or required by the Basic Documents.

Section 11.02 Form of Documents Delivered to Bond Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Bond Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Bond Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Bond Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Whenever in this Bond Indenture, in connection with any application or certificate or report to the Bond Trustee, it is provided that the Bond Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Bond Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Bond Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Bond Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Bond Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.03 Acts of Bondholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Bond Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Bond Trustee, and, where it is hereby expressly required, to the Bond Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Bond Indenture and (subject to Section 6.01) conclusive in favor of the Bond Trustee and the Bond Issuer, if made in the manner provided in this Section 11.03.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Bond Trustee deems sufficient.

(c) The ownership of Bonds shall be proved by the Bond Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Bond Trustee or the Bond Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

Section 11.04 Notices.

(a) Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Bond Indenture shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States mail, courier service, facsimile transmission or electronic mail (confirmed by telephone, United States mail or courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Certificate Issuer, to:

U.S. Bank Trust National Association, as Delaware Trustee for FirstEnergy Ohio PIRB Special Purpose Trust 2013

190 S. LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: First Energy Ohio PIRB Special Purpose Trust 2013

Facsimile: 312-332-7996

Telephone: 312-332-7496

E-mail: melissa.rosal@usbank.com

With a copy to the Administrative Trustee

if to the Bond Issuer, to:

OE Funding LLC

c/o FirstEnergy Corp.

76 South Main Street

Akron, OH 44308

Attention: James W. Burk, Counsel of Record

Facsimile: 330-384-3875

Telephone: 330-384-5861

if to the Bond Trustee or the Certificate Trustee, to:

U.S. Bank National Association

190 S. LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: First Energy Ohio PIRB Special Purpose Trust 2013

Facsimile: 312-332-7996

Telephone: 312-332-7496

E-mail: melissa.rosal@usbank.com

if to the Rating Agencies, to:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Attention: Structured Credit Surveillance

E-mail: servicer-report@standardandpoors.com

Telephone: 212-438-8991

and

Moody’s Investors Service, Inc.

25th Floor, 7 World Trade Center, 250 Greenwich

New York, New York 10007

Attention: ABS/RMBS Monitoring Department

E-mail: ServicerReports@moodys.com

and

Fitch Ratings

One State Street Plaza

New York, New York 10004

Attention: ABS Surveillance

Telephone: 212-908-0500

Facsimile: 212-908-0355

Section 11.05 Notices to Bondholders: Waiver.

Where this Bond Indenture provides for notice to Bondholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Bondholder affected by such event, at such Bondholder’s address as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Bondholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Bond Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Bond Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Bondholders when such notice is required to be given pursuant to any provision of this Bond Indenture, then any manner of giving such notice as shall be satisfactory to the Bond Trustee shall be deemed to be a sufficient giving of such notice.

Where this Bond Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

Section 11.06 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Bond Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of Trust Indenture Act Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Bond Indenture) are a part of and govern this Bond Indenture, whether or not physically contained herein.

Section 11.07 Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.08 Successors and Assigns.

All covenants and agreements in this Bond Indenture and the Bonds by the Bond Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Bond Trustee in this Bond Indenture shall bind its successors.

Section 11.09 Severability.

In case any provision in this Bond Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.10 Benefits of Bond Indenture.

Nothing in this Bond Indenture or in the Bonds, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Bondholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Bond Indenture.

Section 11.11 Legal Holidays.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Bond Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.12 Governing Law.

THIS BOND INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. PURSUANT TO NEW YORK UCC SECTION 8-110(e)(1) AND, TO THE EXTENT APPLICABLE, NEW YORK UCC SECTION 9-304(b)(1), THE STATE OF NEW YORK IS THE JURISDICTION OF THE BOND TRUSTEE, AS BANK OR SECURITIES INTERMEDIARY WITH RESPECT TO ANY SECURITIES ACCOUNT, AND THE PERFECTION, EFFECT OF PERFECTION OR NONPERFECTION AND THE PRIORITY OF THE SECURITY INTEREST IN THE SECURITIES ACCOUNT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 11.13 Counterparts.

This Bond Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.14 Recording of Bond Indenture.

If this Bond Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Bond Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Bond Trustee or any other counsel reasonably acceptable to the Bond Trustee) to the effect that such recording is necessary either for the protection of the Bondholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Bond Trustee under this Bond Indenture.

Section 11.15 Bond Issuer Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Bond Issuer or the Bond Trustee on the Bonds or under this Bond Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a membership interest in the Bond Issuer or (ii) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the Bond Trustee, the managers of the Bond

Issuer or any owner of a membership interest in the Bond Issuer in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing. Each Bondholder by accepting a Bond specifically confirms the non recourse nature of these obligations and waives and releases all such liability. These waivers and releases are part of the consideration for issuance of the Bonds.

Section 11.16 No Recourse to Bond Issuer.

Notwithstanding any provision of this Bond Indenture or any Supplemental Bond Indenture to the contrary, Bondholders shall have no recourse against the Bond Issuer, but shall look only to the Collateral, with respect to any amounts due to the Bondholders hereunder and under the Bonds. Each Bondholder by accepting a Bond specifically confirms the non recourse nature of these obligations and waives and releases all such liability. These waivers and releases are part of the consideration for issuance of the Bonds.

Section 11.17 Inspection.

The Bond Issuer agrees that, on reasonable prior notice, it will permit any representative of the Bond Trustee, during the Bond Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Bond Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Bond Issuer’s affairs, finances and accounts with the Bond Trustee’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Bond Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Bond Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder. Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Bond Trustee from sources other than the Bond Issuer, provided such parties are rightfully in possession of such information and do not have an obligation of confidentiality, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) pursuant to any subpoena, civil investigative demand or similar demand or request of any court or regulatory authority exercising its proper jurisdiction, (C) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by this Bond Indenture or the Basic Documents approved in advance by the Bond Issuer or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of the Bond Trustee having a need to know the same, provided that such parties agree to be bound by the confidentiality provisions contained in this Section 11.17, or (iii) any other disclosure authorized by the Bond Issuer.

Section 11.18 No Petition.

The Bond Trustee, by entering into this Bond Indenture, each Holder, by accepting a Bond (or interest therein) issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Bond Indenture, acquiesce, petition or otherwise invoke or cause the Bond Issuer or any manager under the LLC Agreement to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Bond Issuer under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Bond Issuer or any substantial part of its respective property, or ordering the dissolution, winding up or liquidation of the affairs of the Bond Issuer. Nothing in this paragraph shall preclude, or be deemed to estop, such Holder or the Bond Trustee (A) from taking or omitting to take any action prior to such date in (i) any case or proceeding voluntarily filed or commenced by or on behalf of the Bond Issuer under or pursuant to any such law or (ii) any involuntary case or proceeding pertaining to the Bond Issuer which is filed or commenced by or on behalf of a Person other than such Holder and is not joined in by such Holder (or any person to which such holder shall have assigned, transferred or otherwise conveyed any part of the obligations of the Bond Issuer hereunder) under or pursuant to any such law, or (B) from commencing or prosecuting any legal action which is not an involuntary case or proceeding under or pursuant to any such law against the Bond Issuer or any of its properties.

Section 11.19 Securities Intermediary. The Securities Intermediary, in acting under this Bond Indenture, is entitled to all rights, benefits, protections, immunities and indemnities accorded U.S. Bank National Association, a national banking association, in its capacity as Bond Trustee under this Bond Indenture.

Section 11.20 Trustee Capacities; Affiliated Parties Each of the Bondholders by accepting the Bonds shall be deemed to acknowledge and consent to U.S. Bank Trust National Association acting in the capacity of Delaware Trustee and U.S. Bank National Association acting in the capacities of Bond Trustee and Certificate Trustee.

Section 11.21 Waiver of Jury Trial. EACH OF THE BOND ISSUER AND THE BOND TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS BOND INDENTURE, THE BONDS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.22 Rule 17g-5 Compliance.

(a) The Bond Trustee agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Bond Trustee to any Rating Agency under this Bond Indenture or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Bonds or undertaking credit rating surveillance of the Bonds shall be provided, substantially concurrently, to the Servicer for posting on a password-protected website (the “17g-5 Website”). The Servicer shall be responsible for posting all of the information on the 17g-5 Website.

(b) The Bond Trustee will not be responsible for creating or maintaining the 17g-5 Website, posting any information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Bond Indenture, Rule 17g-5 or any other law or regulation. In no event shall the Bond Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance by the 17g-5 Website with this Bond Indenture, Rule 17g-5 or any other law or regulation. The Bond Trustee shall have no obligation to engage in or respond to any oral communications with respect to the transactions contemplated hereby, any transaction documents relating hereto or in any way relating to the Bonds or for the purposes of determining the initial credit rating of the Bonds or undertaking credit rating surveillance of the Bonds with any Rating Agency or any of its respective officers, directors or employees. The Bonds Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Servicer, the Rating Agencies, a nationally recognized statistical rating organization (“NRSRO”), any of their respective agents or any other party. Additionally, the Bond Trustee shall not be liable for the use of the information posted on the 17g-5 Website, whether by the Servicer, the Rating Agencies, an NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

IN WITNESS WHEREOF, the Bond Issuer and the Bond Trustee have caused this Bond Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

OE FUNDING LLC, as Bond Issuer,

By:	/s/ Steven R. Staub
Name:	Steven R. Staub
Title:	President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Bond Trustee and Securities Intermediary,

By:	/s/ Melissa Rosal
Name:	Melissa Rosal
Title:	Vice President

Signature Page to Bond Indenture

STATE OF OHIO	§
§
COUNTY OF SUMMIT	§

On the 17th day of June, 2013, before me, a Notary Public in and for said county and state, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person and officer whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument OE Funding LLC, a Delaware limited liability company and the entity upon which the person acted, executed this instrument.

WITNESS my hand and official seal.

/s/ Michele A. Buchtel

Notary Public

My commission expires: August 28, 2016

[Notarial Seal State of Ohio]	Michele A. Buchtel Resident Summit County Notary Public, State of Ohio My Commission Expires: 08/28/2016

Signature Page to Bond Indenture

STATE OF ILLINOIS	§
§
COUNTY OF COOK	§

On the 18th day of June, 2013, before me, a Notary Public in and for said county and state, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person and officer whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, U.S. Bank National Association, a national banking association, and the entity upon which the person acted, executed this instrument.

WITNESS my hand and official seal.

/s/ Erika Forshtay

Notary Public

My commission expires: 12.8.2014

OFFICIAL SEAL

ERIKA FORSHTAY

Notary Public • State of Illinois

My Commission Expires Dec 8, 2014

Signature Page to Bond Indenture

SCHEDULE A

Expected Amortization Schedule

Semiannual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size	$35,690,000	$10,202,000	$123,612,000
Date

Closing Date	$35,690,000	$10,202,000	$123,612,000
1/2014	22,811,220	10,202,000	123,612,000
7/2014	8,025,370	10,202,000	123,612,000
1/2015	5,977,864	10,202,000	123,612,000
7/2015	4,279,375	10,202,000	123,612,000
1/2016	2,568,633	10,202,000	123,612,000
7/2016	855,106	10,202,000	123,612,000
1/2017	—	9,347,183	123,612,000
7/2017	—	7,639,593	123,612,000
1/2018	—	5,934,136	123,612,000
7/2018	—	4,228,985	123,612,000
1/2019	—	2,523,264	123,612,000
7/2019	—	831,598	123,612,000
1/2020	—	—	122,779,605
7/2020	—	—	121,138,425
1/2021	—	—	119,481,165
7/2021	—	—	117,738,548
1/2022	—	—	113,700,157
7/2022	—	—	109,638,027
1/2023	—	—	105,524,817
7/2023	—	—	101,398,577
1/2024	—	—	97,247,384
7/2024	—	—	92,994,684
1/2025	—	—	88,698,524
7/2025	—	—	84,298,355
1/2026	—	—	79,852,183
7/2026	—	—	75,299,416
1/2027	—	—	70,698,012
7/2027	—	—	65,987,335
1/2028	—	—	61,225,298
7/2028	—	—	56,351,217
1/2029	—	—	51,422,957
7/2029	—	—	46,379,785
1/2030	—	—	41,279,518
7/2030	—	—	36,061,372
1/2031	—	—	30,783,112
7/2031	—	—	25,383,903
1/2032	—	—	19,921,457
7/2032	—	—	14,334,884
1/2033	—	—	8,681,842
7/2033	—	—	2,901,386
1/2034	—	—	—
7/2034	—	—	—
1/2035	—	—	—
7/2035	—	—	—

A-1

EXHIBIT A-1

FORM OF SALE AGREEMENT

[Attached]

EXHIBIT A-2

FORM OF SERVICING AGREEMENT

[Attached]

EXHIBIT B

FORM OF BOND

REGISTERED NO. [ ]	$[ ]

SEE REVERSE FOR CERTAIN DEFINITIONS

THE PRINCIPAL OF THIS TRANCHE A-[            ] BOND WILL BE PAID IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS TRANCHE A-[            ] BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. THE HOLDER OF THIS BOND HAS NO RECOURSE TO THE BOND ISSUER HEREOF AND AGREES TO LOOK ONLY TO THE COLLATERAL, AS DESCRIBED IN THE BOND INDENTURE, FOR PAYMENT OF ANY AMOUNTS DUE HEREUNDER. ALL OBLIGATIONS OF THE BOND ISSUER OF THIS TRANCHE A-[            ] BOND UNDER THE TERMS OF THE BOND INDENTURE WILL BE RELEASED AND DISCHARGED UPON PAYMENT IN FULL HEREOF OR AS OTHERWISE PROVIDED IN THE BOND INDENTURE. THE HOLDER OF THIS TRANCHE A-[            ] BOND HEREBY COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE (1) YEAR AND ONE (1) DAY AFTER THE PAYMENT IN FULL OF THE TRANCHE A-[ ] BONDS, IT WILL NOT INSTITUTE AGAINST, OR JOIN ANY OTHER PERSON IN INSTITUTING AGAINST, THE BOND ISSUER ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR OTHER SIMILAR PROCEEDING UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. NOTHING IN THIS PARAGRAPH SHALL PRECLUDE, OR BE DEEMED TO ESTOP, SUCH HOLDER (A) FROM TAKING OR OMITTING TO TAKE ANY ACTION PRIOR TO SUCH DATE IN (I) ANY CASE OR PROCEEDING VOLUNTARILY FILED OR COMMENCED BY OR ON BEHALF OF THE BOND ISSUER UNDER OR PURSUANT TO ANY SUCH LAW OR (II) ANY INVOLUNTARY CASE OR PROCEEDING PERTAINING TO THE BOND ISSUER WHICH IS FILED OR COMMENCED BY OR ON BEHALF OF A PERSON OTHER THAN SUCH HOLDER AND IS NOT JOINED IN BY SUCH HOLDER (OR ANY PERSON TO WHICH SUCH HOLDER SHALL HAVE ASSIGNED, TRANSFERRED OR OTHERWISE CONVEYED ANY PART OF THE OBLIGATIONS OF THE BOND ISSUER HEREUNDER) UNDER OR PURSUANT TO ANY SUCH LAW, OR (B) FROM COMMENCING OR PROSECUTING ANY LEGAL ACTION WHICH IS NOT AN INVOLUNTARY CASE OR PROCEEDING UNDER OR PURSUANT TO ANY SUCH LAW AGAINST THE BOND ISSUER OR ANY OF ITS PROPERTIES.

OE FUNDING LLC BONDS

TRANCHE A-[    ] BOND

Interest Rate	Original Principal Amount	Final Maturity Date

[ ]%	$[ ]

PRINCIPAL AMOUNT:

OE Funding LLC, a limited liability company formed and existing under the laws of the State of Delaware (herein referred to as the “Bond Issuer”), for value received, hereby promises to pay to FirstEnergy Ohio PIRB Special Purpose Trust 2013, or registered assigns, the Original Principal Amount shown above in semiannual installments on the Payment Dates and in the amounts specified on the reverse hereof or, if less, the amounts determined pursuant to Section 8.02 of the Bond Indenture, in each year, commencing on the date determined as provided on the reverse hereof and ending on or before the Final Maturity Date and to pay interest, at the Interest Rate shown above, on each January 15 and July 15 or if any such day is not a Business Day, the next succeeding Business Day, commencing on January 15, 2014 and continuing until the earlier of the

payment of the principal hereof or the Final Maturity Date (each a “Payment Date”), on the principal amount of this Tranche A-[                    ] Bond. Interest on this Tranche A-[    ] Bond will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from June 20, 2013. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Tranche A-[    ] Bond shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Tranche A-[    ] Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Bond Issuer with respect to this Tranche A-[    ] Bond shall be applied first to interest due and payable on this Tranche A-[    ] Bond as provided above and then to the unpaid principal of this Tranche A-[    ] Bond, all in the manner set forth in Section 8.02 of the Bond Indenture.

Reference is made to the further provisions of this Tranche A-[    ] Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Tranche A-[    ] Bond.

The Holder of this Tranche A-[    ] Bond by the acceptance hereof agrees to be bound by the terms of the Bond Indenture.

Unless the certificate of authentication hereon has been executed by the Bond Trustee whose name appears below by manual signature, this Tranche A-[    ] Bond shall not be entitled to any benefit under the Bond Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Bond Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.

Date: June 20, 2013

OE FUNDING LLC

By:
Name: Steven R. Staub Title: Vice President and Treasurer

BOND TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: June 20, 2013

This is one of the Bonds referred to in the within-mentioned Bond Indenture.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Bond Trustee,

By:
Name: Melissa Rosal Title: Vice President

[REVERSE OF BOND]

This Tranche A-[    ] Bond is one of a duly authorized issue of Bonds of the Bond Issuer, designated as its OE Funding LLC Bonds (herein called the “Bonds”), issuable in one or more Tranches, and further designated as a Tranche A-[    ] Bond (collectively with all other Tranche A-[    ] Bonds of this issue, the “Tranche A-[    ] Bonds”), all issued under a Bond Indenture dated as of June 20, 2013 (the “Bond Indenture”), between the Bond Issuer and U.S Bank National Association, as Bond Trustee (the “Bond Trustee,” which term includes any successor trustee under the Bond Indenture), to which Bond Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Bond Issuer, the Bond Trustee and the Holders of the Bonds. All terms used in this Tranche A-[    ] Bond that are defined in the Bond Indenture, as supplemented or amended, shall have the meanings assigned to them in the Bond Indenture, as supplemented or amended.

The Tranche A-[    ] Bonds and the other Tranches of Bonds issued by the Bond Issuer are and will be equally and ratably secured by the Collateral, as provided in the Bond Indenture.

The principal of this Tranche A-[    ] Bond shall be payable on each Payment Date only to the extent that amounts in the Collection Account are available therefor, and only until the outstanding principal balance thereof on such Payment Date (after giving effect to all payments of principal, if any, made on such Payment Date) has been reduced to the principal balance specified in the Expected Amortization Schedule which is attached to the Bond Indenture as Schedule A, unless payable earlier either because an Event of Default shall have occurred and be continuing and the Bond Trustee or the Holders of Bonds representing not less than a majority of the Outstanding Amount of the Bonds have declared the Bonds to be immediately due and payable in accordance with Section 5.02 of the Bond Indenture. However, actual principal payments may be made in lesser than expected amounts and at later than expected times as determined pursuant to Section 8.02 of the Bond Indenture. The entire unpaid principal amount of this Tranche A-[    ] Bond shall be due and payable on the Final Maturity Date hereof. Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds shall be due and payable, if not then previously paid, on the date on which an Event of Default shall have occurred and be continuing and the Bond Trustee or the Holders of the Bonds representing not less than a majority of the Outstanding Amount of the Bonds have declared the Bonds to be immediately due and payable in the manner provided in Section 5.02 of the Bond Indenture. All principal payments on the Tranche A-[    ] Bonds shall be made pro rata to the Tranche A-[    ] Bondholders entitled thereto based on the respective principal amounts of the Tranche A-[    ] Bonds held by them.

Payments of interest on this Tranche A-[    ] Bond due and payable on each Payment Date, together with the installment of principal shall be made by check mailed first-class, postage prepaid, to the Person whose name appears as the Registered Holder of this Tranche A-[    ] Bond (or one or more Predecessor Bonds) on the Bond Register as of the close of business on the Record Date, except that with respect to Bonds registered on the Record Date in the name of the Certificate Trustee, payments will be made by wire transfer in immediately available funds to the account designated by the Certificate Trustee and except for the final installment of principal payable with respect to this Tranche A[    ] Bond on a Payment Date which shall be payable as provided below. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Bond Register as of the applicable Record Date without requiring that this Tranche A-[    ] Bond be submitted for notation of payment. Any reduction in the principal amount of this Tranche A-[    ] Bond (or any one or more Predecessor Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Tranche A-[ ] Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Bond Indenture, for payment in full of the then remaining unpaid principal amount of this Tranche A-[    ] Bond on a Payment Date, then the Bond Trustee, in the name of and on behalf of the Bond Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed no later than five days prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of this Tranche A-[    ] Bond and shall specify the place where this Tranche A-[    ] Bond may be presented and surrendered for payment of such installment.

The Bond Issuer shall pay interest on overdue installments of interest at the Bond Interest Rate to the extent lawful.

As provided in the Bond Indenture and subject to certain limitations set forth therein, the transfer of this Tranche A-[    ] Bond may be registered on the Bond Register upon surrender of this Tranche A-[    ] Bond for registration of transfer at the office or agency designated by the Bond Issuer pursuant to the Bond Indenture, duly endorsed by, or accompanied by (a) a written instrument of transfer in form satisfactory to the Bond Trustee duly executed by the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Bond Trustee, and (b) such other documents as the Bond Trustee may require, and thereupon one or more new Tranche A-[    ] Bonds of Minimum Denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Tranche A-[    ] Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange, other than exchanges pursuant to Section 2.04 of the Bond Indenture not involving any transfer.

Each Bondholder, by acceptance of a Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Bond Issuer or the Bond Trustee on the Bonds or under the Bond Indenture or any certificate or other writing delivered in connection therewith, against (i) any owner of a limited liability company interest in the Bond Issuer or (ii) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the Bond Trustee, the managers of the Bond Issuer or any owner of a membership interest in the Bond Issuer in its respective individual capacity, or of any successor or assign of any of them in their respective individual or corporate capacities, except as any such Person may have expressly agreed in writing.

Prior to the due presentment for registration of transfer of this Tranche A-[    ] Bond, the Bond Issuer, the Bond Trustee and any agent of the Bond Issuer or the Bond Trustee may treat the Person in whose name this Tranche A-[    ] Bond is registered (as of the day of determination) as the owner hereof for the purpose of receiving payments of principal of and interest on this Tranche A-[    ] Bond and for all other purposes whatsoever, whether or not this Tranche A-[    ] Bond be overdue, and neither the Bond Issuer, the Bond Trustee nor any such agent shall be affected by notice to the contrary.

The Bond Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Bond Issuer and the rights of the Holders of the Bonds under the Bond Indenture at any time by the Bond Issuer with the consent of the Holders of Bonds representing a majority of the Outstanding Amount of all Bonds at the time Outstanding of each Tranche to be affected. The Bond Indenture also contains provisions permitting the Holders of Bonds representing specified percentages of the Outstanding Amount of the Bonds, on behalf of the Holders of all the Bonds, to waive compliance by the Bond Issuer with certain provisions of the Bond Indenture and certain past defaults under the Bond Indenture and their consequences. Any such consent or waiver by the Holder of this Tranche A-[    ] Bond (or any one of more Predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Tranche A-[    ] Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Tranche A-[    ] Bond. The Bond Indenture also permits the Bond Trustee to amend or waive certain terms and conditions set forth in the Bond Indenture without the consent of Holders of the Bonds issued thereunder.

The term “Bond Issuer” as used in this Tranche A-[    ] Bond includes any successor to the Bond Issuer under the Bond Indenture.

The Bond Issuer is permitted by the Bond Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Bond Trustee and the Holders of Bonds under the Bond Indenture.

The Tranche A-[    ] Bonds are issuable only in registered form in denominations as provided in the Bond Indenture, subject to certain limitations therein set forth.

This Tranche A-[    ] Bond and the Bond Indenture shall be construed in accordance with the laws of the State of Ohio, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Bond Indenture and no provision of this Tranche A-[    ] Bond or of the Bond Indenture shall alter or impair the obligation of the Bond Issuer, which is absolute and unconditional, to pay the principal of and interest on this Tranche A-[    ] Bond at the times, place, and rate, and in the coin or currency herein prescribed.

The Holder of this Tranche A-[    ] Bond by the acceptance hereof agrees that, notwithstanding any provision of the Bond Indenture to the contrary, the Holder shall have no recourse against the Bond Issuer, but shall look only to the Collateral, with respect to any amounts due to the Holder under this Tranche A-[    ] Bond.

Subject to and in accordance with the terms of the Bond Indenture and pursuant to Section 4928.2315 of the Statute, the State of Ohio has pledged and agreed with the Bond Issuer and the Holders of the Bonds (the “State Pledge”), as follows:

“The state pledges to and agrees with the bondholders, any assignee, and any financing parties under a final financing order that the state will not take or permit any action that impairs the value of phase-in-recovery property under the final financing order or revises the phase-in costs for which recovery is authorized under the final financing order or, except as allowed under section 4928.238 of the Revised Code, reduce, alter, or impair phase-in-recovery charges that are imposed, charged, collected, or remitted for the benefit of the bondholders, any assignee, and any financing parties, until any principal, interest, and redemption premium in respect of phase-in-recovery bonds, all financing costs, and all amounts to be paid to an assignee or financing party under an ancillary agreement are paid or performed in full.”

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Tranche A-[    ] Bond and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Tranche A-[    ] Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Tranche A-[    ] Bond in every particular, without alteration, enlargement or any change whatsoever.

EXHIBIT C

SERVICING CRITERIA TO BE ADDRESSED

BY BOND TRUSTEE IN ASSESSMENT OF COMPLIANCE

Reg AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two (2) business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

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Reg AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within thirty (30) calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within ninety (90) calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two (2) business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the servicer’s obligor records maintained no more than two (2) business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

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Reg AB Reference	Servicing Criteria	Applicable Indenture Trustee Responsibility

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within thirty (30) calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least thirty (30) calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two (2) business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

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